EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER
                                  by and among
                      SCIENTIFIC GAMES INTERNATIONAL, INC.,
                          BLUE SUEDE ACQUISITION CORP.
                                       and
                             MDI ENTERTAINMENT, INC.
                                   dated as of
                                NOVEMBER 19, 2002


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                                TABLE OF CONTENTS

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AGREEMENT AND PLAN OF MERGER......................................................................................1

ARTICLE I THE OFFER AND MERGER....................................................................................1

      Section 1.1       The Offer.................................................................................1
      Section 1.2       Company Actions...........................................................................3
      Section 1.3       Directors.................................................................................3
      Section 1.4       The Merger................................................................................4
      Section 1.5       Effective Time............................................................................5
      Section 1.6       Closing...................................................................................5
      Section 1.7       Directors and Officers of the Surviving Corporation.......................................5
      Section 1.8       Subsequent Actions........................................................................5
      Section 1.9       Stockholders' Meeting.....................................................................5
      Section 1.10      Merger Without Meeting of Stockholders....................................................6
      Section 1.11      Other Agreements..........................................................................6

ARTICLE II CONVERSION OF SECURITIES...............................................................................6

      Section 2.1       Conversion of Capital Stock...............................................................6
      Section 2.2       Dissenting Shares.........................................................................6
      Section 2.3       Exchange of Certificates..................................................................7
      Section 2.4       Company Derivative Securities.............................................................8

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................................................9

      Section 3.1       Organization; Qualification; Charter Documents............................................9
      Section 3.2       Subsidiaries and Affiliates...............................................................9
      Section 3.3       Capitalization...........................................................................10
      Section 3.4       Authorization; Validity of Agreement; Company Action.....................................10
      Section 3.5       Board Approvals; Takeover Statutes.......................................................11
      Section 3.6       Vote Required............................................................................11
      Section 3.7       Consents and Approvals; No Violations....................................................11
      Section 3.8       SEC Reports and Financial Statements.....................................................11
      Section 3.9       Books and Records........................................................................12
      Section 3.10      No Undisclosed Liabilities...............................................................12
      Section 3.11      Accounts Receivable......................................................................12
      Section 3.12      Inventory................................................................................12
      Section 3.13      Absence of Certain Changes...............................................................12
      Section 3.14      Litigation...............................................................................13
      Section 3.15      Employee Benefit Plans...................................................................13
      Section 3.16      Tax Matters; Government Benefits.........................................................15
      Section 3.17      Title to Properties; Encumbrances........................................................15
      Section 3.18      Environmental Laws.......................................................................16
      Section 3.19      Intellectual Property....................................................................16
      Section 3.20      Compliance with Laws.....................................................................16
      Section 3.21      Employment Matters and Labor Difficulties................................................16
      Section 3.22      Information in the Proxy Statement.......................................................17
      Section 3.23      Information in the Offer Documents and Schedule 14D-9....................................17
      Section 3.24      Opinion of Financial Advisor.............................................................17
      Section 3.25      Brokers or Finders.......................................................................17
      Section 3.26      Company Agreements.......................................................................17
      Section 3.27      Interested Party Transactions............................................................17
      Section 3.28      Contracts................................................................................18
      Section 3.29      Licenses.................................................................................19
      Section 3.30      Insurance................................................................................19
      Section 3.31      Absence of Questionable Payments.........................................................19
      Section 3.32      Full Disclosure..........................................................................20

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION SUB..........................................21

      Section 4.1       Organization; Qualification; Charter Documents...........................................21
      Section 4.2       Authorization; Validity of Agreement; Necessary Action...................................21

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      Section 4.3       Board Approvals; Takeover Statutes.......................................................21
      Section 4.4       Consents and Approvals; No Violations....................................................21
      Section 4.5       Information in the Proxy Statement.......................................................21
      Section 4.6       Information in the Offer Documents.......................................................21
      Section 4.7       Financing................................................................................21
      Section 4.8       Litigation...............................................................................21
      Section 4.9       Acquisition Sub's Operations.............................................................21

ARTICLE V COVENANTS..............................................................................................22

      Section 5.1       Conduct of the Business of Company.......................................................22
      Section 5.2       Compliance with Rule 14e-5...............................................................24
      Section 5.3       Proxy Statement..........................................................................24
      Section 5.4       Meeting of Stockholders of the Company...................................................24
      Section 5.5       Access...................................................................................24
      Section 5.6       Confidentiality..........................................................................25
      Section 5.7       Reasonable Best Efforts..................................................................25
      Section 5.8       Employee Benefits........................................................................26
      Section 5.9       No Solicitation by the Company...........................................................26
      Section 5.10      Publicity................................................................................28
      Section 5.11      Notification of Certain Matters..........................................................28
      Section 5.12      State Takeover Laws......................................................................28
      Section 5.13      Gaming Approvals; Denial of Licenses.....................................................28
      Section 5.14      Acquisition Sub Compliance...............................................................29
      Section 5.15      Indemnification; D&O Insurance...........................................................29
      Section 5.16      Control of Other Party's Business........................................................31
      Section 5.17      Interim Directors........................................................................31
      Section 5.18      Certain Consents.........................................................................31

ARTICLE VI CONDITIONS............................................................................................31

      Section 6.1       Conditions Precedent to Obligations of Parent and Acquisition Sub to Effect the Merger...31
      Section 6.2       Conditions Precedent to Obligations of the Company to Effect the Merger..................32
      Section 6.3       Frustration of Closing Conditions........................................................32

ARTICLE VII TERMINATION..........................................................................................32

      Section 7.1       Termination..............................................................................32
      Section 7.2       Effect of Termination....................................................................34
      Section 7.3       Payment of Certain Fees and Expenses.....................................................34

ARTICLE VIII DEFINITIONS AND INTERPRETATION......................................................................35

      Section 8.1       Definitions..............................................................................35
      Section 8.2       Interpretation...........................................................................41

ARTICLE IX MISCELLANEOUS.........................................................................................41

      Section 9.1       Amendment and Modification...............................................................41
      Section 9.2       Representations and Warranties...........................................................41
      Section 9.3       Notices..................................................................................42
      Section 9.4       Counterparts; Telecopier.................................................................42
      Section 9.5       Entire Agreement; No Third Party Beneficiaries...........................................42
      Section 9.6       Severability.............................................................................42
      Section 9.7       Governing Law............................................................................43
      Section 9.8       Enforcement and Interpretation...........................................................43
      Section 9.9       Waiver Of Jury Trial.....................................................................43
      Section 9.10      Time of Essence..........................................................................43
      Section 9.11      Extension; Waiver........................................................................43
      Section 9.12      Assignment...............................................................................43


                                    Exhibits

1.4(b)(i).........Certificate of Merger - Delaware
1.4(b)(ii)........Certificate of Ownership and Merger - Delaware
1.11(a)  .........Form of Stock Purchase Agreement
1.11(b)  .........Form of Employment Agreement
1.11(c)  .........Form of Non-Compete Agreement
5.18     .........Form of Consent


                                    Schedules
Parent Disclosure Schedule
Company Disclosure Schedule


                                     Annex I
Offer Conditions

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                                                            ii
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                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER, dated as of November 19, 2002, by and among SCIENTIFIC GAMES INTERNATIONAL, INC., a company organized under the laws of the State of Delaware ("Parent"), BLUE SUEDE Acquisition Corp., a
Delaware corporation and a wholly-owned indirect subsidiary of Parent ("Acquisition Sub"), and MDI ENTERTAINMENT, INC., a Delaware corporation (the "Company"). As used in this Agreement, capitalized terms have the meanings ascribed to them in Article VIII.

                  WHEREAS, the Board of Directors of each of Parent, Acquisition Sub and the Company has approved, and deems it advisable and in the best interests of its respective stockholders and consistent with and in furtherance of its respective business strategies and goals, for Acquisition Sub to consummate the Offer (as defined below) and the Merger (as defined below), upon the terms and subject to the conditions set forth herein;

                  WHEREAS, in furtherance thereof, it is proposed that Acquisition Sub make a cash tender offer (as it may be amended from time to time as permitted by this Agreement, the "Offer") to acquire all of the issued and outstanding shares of common stock, par value $0.001 per share, of the Company (the "Shares"), for $1.60 per share, net to the seller in cash (such price, or any such higher price per Share as may be paid in the Offer, referred to herein as the "Offer Price");

                  WHEREAS, the Board of Directors of each of Parent, Acquisition Sub and the Company has approved this Agreement and the merger of the Acquisition Sub with and into the Company (the "Merger") following the Offer in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), and upon the terms and subject to the conditions set forth herein;

                  WHEREAS, the Board of Directors of the Company (the "Company Board of Directors") has determined that the consideration to be paid for each Share in the Offer and the Merger is fair to the holders of such Shares and has resolved to recommend that the holders of such Shares accept the Offer and approve this Agreement and each of the Transactions upon the terms and subject to the conditions set forth herein;

                  WHEREAS, as a condition and further inducement to Parent and Acquisition Sub entering into this Agreement and incurring the obligations set forth herein Steven M. Saferin ("Saferin") concurrently herewith is entering into a Stock Purchase Agreement (the "Stock Purchase Agreement"), dated as of the date hereof, with Parent and Acquisition Sub, substantially in the form attached hereto as Exhibit 1.11(a), pursuant to which Saferin has agreed, among other things, to sell his Shares to Acquisition Sub promptly after the closing of the Offer upon the terms and subject to the conditions set forth therein;

                  WHEREAS, the Company, Parent and Acquisition Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger; and

                  NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I
                              THE OFFER AND MERGER

Section 1.1.......The Offer.

(a) Provided that this Agreement shall not have been terminated in accordance with Section 7.1 and none of the events set forth in Annex I hereto shall have occurred and be continuing (and shall not have been waived by the Acquisition
Sub), then, within five (5) Business Days after the public announcement of the execution of this Agreement, Acquisition Sub shall commence (within the meaning of Rule 14d-2 under the Exchange Act) the Offer to purchase for cash all Shares at the Offer Price, subject to (A) there being validly tendered and not withdrawn prior to the expiration of the Offer that number of Shares which, together with the Shares purchasable under the Stock Purchase Agreement and the Shares then owned by Parent or Acquisition Sub on the date of this Agreement, represents at least seventy-five percent (75%) of the Shares outstanding on a fully-diluted basis, assuming the exercise of all options, warrants and rights with exercise prices of less than $1.60 per share and convertible securities outstanding on the Expiration Date (the "Minimum Condition"), and (B) the satisfaction or waiver of the other conditions set forth in Annex I hereto (the Minimum Condition, together with the conditions set forth in Annex I, collectively, the "Offer Conditions"); provided, however, that in the event that the failure of any Offer Condition to be satisfied was caused solely by any material breach by Parent or Acquisition Sub of this Agreement and such failure has been waived by the Company, Acquisition Sub shall be obligated to accept for payment and pay for Shares tendered pursuant to the Offer.

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(b) Subject to the prior  satisfaction or waiver by Parent or Acquisition Sub of the Offer Conditions, Acquisition Sub shall consummate the Offer in accordance with its terms and to accept for payment and pay for all Shares tendered pursuant to the Offer as soon as reasonably practicable after Acquisition Sub is legally permitted to do so under applicable law. The obligations of Acquisition Sub to commence the Offer and accept for payment and pay for any Shares validly tendered on or prior to the expiration of the Offer and not withdrawn shall be subject to the Offer Conditions. The Offer shall be made by means of an offer to purchase (the "Offer to Purchase") that is subject to the terms set forth in
this  Agreement,   including  the  Offer   Conditions  and  shall  reflect,   as
appropriate, the other terms set forth in this Agreement. If, on the initial scheduled expiration date of the Offer, which shall be no earlier than twenty
(20) Business Days after the date the Offer is commenced, all conditions to the Offer will not have been satisfied or waived, Acquisition Sub may, from time to time, extend the expiration date or terminate the Offer. Parent and Acquisition Sub expressly reserve the right to waive any Offer Condition, to increase the Offer Price and to make any other changes in the terms and conditions of the Offer; provided, that, unless one or more of the conditions to the Offer and the Merger shall not have been met, then, without the prior written consent of the Company, Acquisition Sub shall not decrease the Offer Price, change the form of consideration payable in the Offer (other than by adding consideration), decrease the number of Shares sought in the Offer, amend or waive the Minimum Condition to less than a majority of the Shares outstanding on Expiration Date, impose additional conditions to the Offer, extend the Offer (except as set forth below) beyond the date that is twenty (20) Business Days after commencement of the Offer or the last day of the last extension (in accordance with this Section 1.1), if any, of the Offer, whichever is later (the "Expiration Date"), or amend any condition of the Offer in any manner materially adverse to the holders of the Shares; provided, however, that (x) if on any then scheduled Expiration Date, all Offer Conditions shall not have been satisfied or waived, Acquisition Sub may, from time to time, in its sole discretion, extend or further extend the Offer for one or more periods as Acquisition Sub may determine until the earlier of (1) the date on which all Offer Conditions shall have been satisfied or waived or (2) the Termination Date, and if on the then scheduled Expiration Date, there have not been tendered (along with Shares then owned by Parent or Acquisition Sub or purchasable under the Stock Purchase Agreement) at least 90% of the outstanding Shares on a fully diluted basis, assuming the exercise of all options, warrants and rights with exercise prices of less than $1.60 per share and convertible securities outstanding on the Expiration Date, Acquisition Sub may, in its sole discretion and notwithstanding the prior satisfaction of the Offer Conditions, extend the Offer on one or more occasions for an aggregate period of not more than 10 Business Days, provided that during such extension or extensions Acquisition Sub shall waive the Offer Conditions other than the Minimum Condition. In addition, Acquisition Sub may, in its sole discretion, provide a "subsequent offering period" in accordance with Rule 14d-11 under the Exchange Act. In addition, Acquisition Sub may increase the Offer Price and extend the Offer to the extent required by any rule, regulation, interpretation or position of the SEC or the staff thereof or any period required by applicable law, in each case in its sole discretion and without the Company's consent.

(c) As soon as practicable on the date the Offer is commenced, Parent and Acquisition Sub shall file with the SEC, pursuant to Regulation M-A under the Exchange Act ("Regulation M-A"), a Tender Offer Statement on Schedule TO with respect to the Offer (together with all amendments, supplements and exhibits thereto, the "Schedule TO"). The Schedule TO shall include the summary term sheet required under Regulation M-A and, as exhibits, the Offer to Purchase and a form of letter of transmittal (collectively, together with any amendments and supplements thereto, the "Offer Documents"). Parent and Acquisition Sub agree to take all steps reasonably necessary to cause the Offer Documents to be filed with the SEC and disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Parent and Acquisition Sub, on the one hand, and the Company, on the other hand, agree to promptly correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect or as otherwise required by law. Acquisition Sub further agrees to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given a reasonable opportunity to review the Schedule TO before it is filed with the SEC. In addition, Parent and Acquisition Sub agree to provide the Company and its counsel with any comments, whether written or oral, that Parent, Acquisition Sub or their counsel may receive from time to time from the SEC or its staff with respect to the Offer Documents promptly after receipt of such comments by Parent or Acquisition Sub, as the case may be, and any written or oral responses thereto.

(d) On the terms and subject to the prior satisfaction or waiver of the Offer Conditions, Parent shall provide or cause to be provided to Acquisition Sub, and deposited with the Paying Agent referred to in Section 2.2 on a timely basis, funds necessary to accept for payment, and to pay for, any Shares that Parent becomes obligated to accept for payment, and pay for, pursuant to the Offer.

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Section 1.2.......Company Actions.

(a) As soon as practicable on the date of commencement of the Offer, the Company shall, in a manner that complies with Rule 14d-9 under the Exchange Act, file with the SEC a Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments, supplements and exhibits thereto, the "Schedule 14D-9") that shall, subject to the provisions of Section 5.9(c), contain the recommendation referred to in clause (3) of Section 3.5. At the time the Offer Documents are first mailed to the stockholders of the Company, the Company shall also mail or cause to be mailed to its stockholders such Schedule 14D-9, together with such Offer Documents. The Company further agrees to take all steps necessary to cause the Schedule 14D-9 to be filed with the SEC and disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. The Company, on the one hand, and Parent and Acquisition Sub, on the other hand, agree to promptly correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall have become false or misleading in any material respect or as otherwise required by law. The Company agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. Parent, Acquisition Sub and their counsel shall be given a reasonable opportunity to review the Schedule 14D-9 before it is filed with the SEC. In addition, the Company agrees to provide Parent, Acquisition Sub and their counsel with any comments, whether written or oral, that the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Schedule 14D-9 promptly after the Company's receipt of such comments, and any written or oral responses thereto.

(b) In connection with the Offer, the Company shall promptly furnish or cause to be furnished to Acquisition Sub mailing labels, security position listings and any available listing or computer file containing the names and addresses of the record holders of the Shares as of a recent date, and shall promptly furnish Acquisition Sub with such information and assistance (including, but not limited to, lists of holders of the Shares, updated daily, and their addresses, mailing labels and lists of security positions) as Acquisition Sub or its agent may reasonably request for the purpose of communicating the Offer to the record and beneficial holders of the Shares.

Section 1.3.......Directors.

(a) Parent shall be entitled to elect or designate such number of directors, rounded up to the next whole number, on the Company Board of Directors as is equal to the product of the total number of directors on the Company Board of Directors (after giving effect to the directors elected or designated by Parent pursuant to this sentence) multiplied at the time of calculation by the percentage that the aggregate number of Shares beneficially owned by Acquisition Sub, Parent and any of their affiliates bears to the total number of Shares then outstanding. The Directors so designated by Parent shall take office immediately after (1) the purchase of any Shares by Parent or any of its Subsidiaries as a result of which Parent and its Subsidiaries owns, beneficially, along (i) with any Shares beneficially owned by Parent or its Affiliates as of the date of this Agreement, or (ii) purchasable pursuant to the Stock Purchase Agreement, at least a majority of the then outstanding Shares, and (2) compliance with Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, whichever shall occur later; the date on which such Directors take office may be referred to hereinafter as the "Changeover Time." The Company shall, upon Parent's request, use its best efforts either to promptly increase the size of the Company Board of Directors, including by amending the Bylaws of the Company if necessary so as to increase the size of the Company Board of Directors, or promptly secure the resignations of such number of its incumbent directors, or both, as is necessary to enable Parent's designees to be so elected or designated to the Company's Board of Directors, and shall take all actions necessary to cause Parent's designees to be so elected or designated at such time. At such time, the Company shall, upon Parent's request, also cause persons elected or designated by Parent to constitute the same percentage (rounded up to the next whole number) as is on the Company Board of Directors of (1) each committee of the Company Board of Directors, (2) each board of directors (or similar body) of each Company Subsidiary, and (3) each committee (or similar body) of each such board, in each case only to the extent permitted by applicable law or the rules of any stock exchange or trading market on which the Company's Common Stock is listed or traded. The Company's obligations to appoint Parent's designees to the Company Board of Directors under this Section 1.3(a) shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Company shall promptly upon execution of this Agreement take all actions required pursuant to such Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this
Section 1.3(a), including, but not limited to, mailing to stockholders (together with the Schedule 14D-9) the information required by Section 14(f) and Rule 14f-1 as is necessary to enable Parent's designees to be elected or designated to the Company Board of Directors, effective immediately after the purchase of any Shares by Parent or any of its Subsidiaries, as a result of which Parent and its Subsidiaries owns beneficially, along with any Shares beneficially owned by

Parent or its Affiliates as of the date of this Agreement, at least a majority of then outstanding Shares. Parent or Acquisition Sub shall supply in a timely manner to the Company, information with respect to either of them and their nominees, officers, directors and Affiliates to the extent required by Section 14(f) and Rule 14f-1. The provisions of this Section 1.3(a) are in addition to and shall not limit any rights that any of Acquisition Sub, Parent or any of their respective affiliates may have as a holder or beneficial owner of Shares as a matter of law with respect to the election of directors or otherwise.

(b) In the event that Parent's designees are elected or designated to the Company's Board of Directors, then, until the Effective Time, the Company shall cause the Company's Board of Directors to have at least two directors who are directors of the Company on the date hereof and who are not (1) officers, employees, independent contractors, associates or holders of any other security of the Company, other than equity securities (A) acquired in their capacity as a director of the Company pursuant to a director compensation plan available to all outside directors of the Company, or (B) which are directors qualifying shares, or (C) which are otherwise de minimis in amount, or (2) representatives of any of the foregoing, or of any Affiliates of the Company (the "Independent Directors"); provided, however, that if any Independent Director ceases to serve for any reason, the remaining Independent Director(s) shall be entitled to elect or designate another person (or persons) who is not a current or former officer, employee, independent contractor, associate or holder of any security of the Company (except as permitted above), or a current or former Affiliate of the Company (other than solely as a result of being a director of the Company), or a current or former officer, employee, associate or stockholder of Parent or Acquisition Sub, or a current or former officer, employee, associate or Affiliate of any competitor (as determined by Parent, in its good faith discretion) of the Company or its Affiliates ("Non-Related Party"), and such Non-Related Party (or Parties) shall be deemed to be an Independent Director for purposes of this Agreement. If no Independent Director then remains, the other directors shall designate two persons who are Non-Related Parties on the date hereof (or, in the event there shall be less than two directors available to fill such vacancies, such number of other Non-Related Parties who are directors on the date hereof) to fill such vacancies and such persons shall be deemed Independent Directors for purposes of this Agreement.

(c) Notwithstanding anything in this Agreement to the contrary, after the acceptance for payment of Shares pursuant to the Offer and prior to the Effective Time, the affirmative vote of a majority of the Independent Directors (or if only one exists, then the vote of such Independent Director) shall be required to (1) amend or terminate this Agreement by the Company, (2) exercise or waive any of the Company's rights, benefits or remedies hereunder, if such exercise or waiver materially and adversely affects holders of Shares, other than Parent or Acquisition Sub, (3) extend the time for performance of Parent's or Acquisition Sub's obligations under this Agreement, (4) take any action that is in any material respect in conflict with or inconsistent with the interests of Parent or Acquisition Sub under this Agreement unless otherwise consented to by Parent or Acquisition Sub, or (5) take any other action of the Company Board of Directors under or in connection with this Agreement if such action would materially and adversely affect holders of Shares other than Parent or Acquisition Sub; provided, however, that, if there shall be no Independent Directors, then notwithstanding the foregoing limitations any necessary or advisable actions (including those contemplated by any of clauses (1) through (5) of this Section 1.3(c)) may be effected by majority vote of the entire Company Board of Directors.

Section 1.4.......The Merger.

(a) Subject to the terms and conditions of this Agreement, at the Effective Time, the Company and Acquisition Sub shall consummate a merger (the "Merger") pursuant to which (1) Acquisition Sub shall be merged with and into the Company and the separate corporate existence of Acquisition Sub shall thereupon cease,
(2) the Company shall be the successor or surviving corporation in the Merger (the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware, and (3) the separate corporate existence of the Company with all its property rights, privileges, immunities, powers and franchises shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Acquisition Sub shall become the debts, liabilities and duties of the Surviving Corporation and shall continue unaffected by the Merger, except as set forth in this Section 1.4.

(b) Pursuant to the Merger, (1) the certificate of incorporation of the Company shall be amended at and as of the Effective Time as set forth in the Certificate of Merger in the form of Exhibit 1.4(b(i)) hereof (the "Certificate of Merger") or the Certificate of Ownership and Merger in the form of Exhibit 1.4(b)(ii) hereof (the "Certificate of Ownership and Merger"), as the case may be, and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by law and such certificate of incorporation, and (2) the bylaws of the Merger Sub shall be, at and as of the Effective Time, the bylaws of the Surviving Corporation until thereafter amended as provided by law, by the certificate of incorporation or by such bylaws. The Merger shall have the effects as provided in this Agreement and in the applicable provisions of the DGCL. Nothing in this Agreement shall require

Parent or Acquisition Sub to maintain the separate corporate existence of the Surviving Corporation after the Merger.

Section 1.5.......Effective Time.

         Subject to the terms of this Agreement, Parent, Acquisition Sub and the Company will cause the Merger to be consummated by executing and filing on the Closing Date with the Secretary of State of the State of Delaware a Certificate of Merger in accordance with Section 251 of the DGCL or a Certificate of Ownership and Merger in accordance with Section 253 of the DGCL, as applicable, executed in accordance with the relevant provisions of the DGCL. The Merger shall become effective on the later of (a) the time at which the Certificate of Merger or Certificate of Ownership and Merger, as the case may be, is duly filed with the Secretary of State of the State of Delaware, or (b) such other time as is agreed upon by the parties and specified in the Certificate of Merger or Certificate of Ownership and Merger, as the case may be (the "Effective Time").

Section 1.6.......Closing.

         The closing of the Merger (the "Closing") shall take place at 10:00 a.m. on a date to be agreed upon by the parties, and if such date is not agreed upon by the parties, the Closing shall occur on the second Business Day after satisfaction or waiver of all of the conditions set forth in Article VI, (such applicable date hereinafter the "Closing Date"), at the offices of Smith, Gambrell & Russell, LLP, 1230 Peachtree Street, N.E., Atlanta, Georgia 30309, or such other location as shall be agreed upon by the parties.

Section 1.7.......Directors and Officers of the Surviving Corporation.

         The directors of Acquisition Sub and the officers of the Acquisition Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the bylaws of the Surviving Corporation, except that the officers of the Company set forth on Schedule 1.7 shall have or retain the offices set forth therein. If, at the Effective Time, a vacancy shall exist on the Company Board of Directors or in any office of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided by law.

Section 1.8.......Subsequent Actions.

         If at any time after the Effective Time the Surviving Corporation will consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Acquisition Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, and shall execute and deliver, in the name and on behalf of either the Company or Acquisition Sub, all such deeds, bills of sale, instruments of conveyance, assignments and assurances and to take and do, and shall take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

Section 1.9.......Stockholders' Meeting.

(a) If required by applicable law in order to consummate the Merger, the Company, acting through the Company Board of Directors, shall, in accordance with applicable law and the Company's Certificate of Incorporation and bylaws:

(1) duly call, give notice of, convene and hold a special meeting of its stockholders (the "Special Meeting") as soon as reasonably practicable following the acceptance for payment and purchase of Shares by Acquisition Sub pursuant to the Offer for the purpose of considering and taking action upon this Agreement;

(2) prepare and file with the SEC a preliminary proxy or information statement relating to the Merger and this Agreement and use its best efforts to obtain and furnish the information required to be included by the SEC in the Proxy Statement (as hereinafter defined) and, after consultation with Parent, respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement and cause a definitive proxy or information statement, including any amendment or supplement thereto (the "Proxy Statement") to be mailed to its stockholders as promptly as practicable;

(3) provided that no amendment or supplement to such Proxy Statement will be made by the Company without consultation with Parent and its counsel, except in the circumstance and in accordance with the procedure described in Section 5.9(c), include in the Proxy Statement the recommendation of the Company's Board of Directors that stockholders of the Company vote in favor of the approval of the Merger and the adoption of this Agreement; and

(4) except in the circumstance and in accordance with the procedure described in Section 5.9(c), use its reasonable best efforts to solicit from holders of Shares proxies in favor of the Merger and the adoption of this Agreement and take all other actions reasonably necessary or advisable to secure the approval of stockholders required by the DGCL and any other applicable law to effect the Merger.

(b) Parent agrees to vote, or cause to be voted, all of the Shares then owned by it, Acquisition Sub or any of its other subsidiaries in favor of the approval of the Merger and the adoption of this Agreement.

Section 1.10......Merger Without Meeting of Stockholders.

         Notwithstanding Section 1.9, in the event that Parent, Acquisition Sub or any other subsidiary of Parent shall acquire at least 90% of the outstanding shares of each class of capital stock of the Company, pursuant to the Offer or otherwise, the parties hereto agree, at the request of Parent and subject to
Article VI, to take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after such acquisition, without a meeting of stockholders of the Company, in accordance with Section 253 of the DGCL.

Section 1.11......Other Agreements.

         Simultaneously with the execution and delivery of this Agreement, the following agreements will be executed and delivered: (a) the Stock Purchase Agreement in the form of Exhibit 1.11(a) hereto among Parent, Acquisition Sub and Steven M. Saferin, (b) the Employment Agreement in the form of Exhibit 1.11(b) hereto between the Company and Steven M. Saferin (the "Employment Agreement"), and (c) the Non-Compete Agreement in the form of Exhibit 1.11 hereto between the Company and Steven M. Saferin (the "Non-Compete Agreement".

                                   ARTICLE II
                            CONVERSION OF SECURITIES

Section 2.1.......Conversion of Capital Stock.

         As of the Effective Time, by virtue of the Merger and without any further action on the part of the holders of any Shares or holders of Acquisition Sub Common Stock:

(a) Acquisition Sub Common Stock. Each issued and outstanding share of Acquisition Sub Common Stock shall be converted into and become one fully paid and non-assessable share of common stock, par value $.001 per share, of the Surviving Corporation.

(b) Cancellation of Treasury Stock and Parent-Owned Stock. All Shares that are owned by the Company as treasury stock and any Shares owned by Parent, Acquisition Sub or any other wholly-owned Subsidiary of Parent shall be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(c) Conversion of Shares. Each issued and outstanding Share (other than Shares to be cancelled in accordance with Section 2.1(b) and other than Dissenting Shares) shall be automatically converted into the right to receive from Parent the Offer Price, payable to the holder thereof in cash, without interest, upon surrender of the certificates formerly representing such Shares in the manner provided in Section 2.2 which cash shall be referred to herein as the "Merger Consideration." At the Effective Time, all converted Shares shall no longer be outstanding, shall be canceled and retired and shall cease to exist, and each certificate (a "Certificate") formerly representing any of such Shares shall thereafter represent only the right to receive the Merger Consideration
therefor,   without  interest,  upon  the  surrender  of  such  certificates  in accordance with Section 2.2 or the right, if any, to receive payment from the Surviving Corporation of the "fair value" of such Shares as determined in accordance with Section 262 of the DCGL.

Section 2.2.......Dissenting Shares.

(a) The Company shall cause notice to be given under DGCL ss.262 to each Person entitled to appraisal rights thereunder not less than 20 days prior to any Special Meeting of the Company.

(b) Notwithstanding any provision of this Agreement to the contrary, any Shares issued and outstanding immediately prior to the Effective Time and held by a holder (a "Dissenting Shareholder") who has demanded and perfected his demand for appraisal of his Shares in accordance with the DGCL and as of the Effective Time has neither effectively withdrawn nor lost his right to such appraisal ("Dissenting Shares") shall not be converted into or represent a right to receive the Merger Consideration pursuant to Section 2.1(c) hereof, but the holder thereof shall be entitled only to such rights as are granted by the DGCL.

(c) Notwithstanding the provisions of Section 2.1(a) above, if any holder of Shares who demands appraisal of his Shares under the DGCL shall effectively withdraw or lose (through failure to perfect or otherwise) his right to appraisal, then as of the Effective Time or the occurrence of such event, whichever occurs later, such holder's Shares shall automatically be treated as if converted at the Effective Time into, and thereafter represent only, the right to receive the Merger Consideration as provided in Section 2.1(c) hereof, without interest thereon, upon surrender of the certificate or certificates representing such Shares pursuant to Section 2.3.

(d) The Company shall give Parent (1) prompt notice of any written demands for appraisal or payment of the fair value of any Shares, withdrawals of such demands and any other instruments served pursuant to the DGCL received by the Company after the date hereof, and (2) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not voluntarily make any payment with respect to any demands for appraisal and shall not, except with the prior written consent of Parent, settle or offer to settle any such demands.

Section 2.3.......Exchange of Certificates.

(a) Paying Agent. Parent shall designate a bank or trust company to act as agent for the holders of Shares in connection with the Offer and the Merger (the
"Paying Agent") and to receive in trust the funds to which holders of Shares shall become entitled pursuant to Section 2.1(c). At or prior to the closing of the Offer or the Effective Time, as the case may be, Parent or Acquisition Sub shall deposit, or cause to be deposited, with the Paying Agent the aggregate purchase price for Shares accepted for purchase pursuant to the Offer and, upon approval of the Merger, shall deposit or cause to be deposited the Merger Consideration to which holders of Shares are then entitled. For purposes of determining the amount of Merger Consideration to be so deposited, Parent and Acquisition Sub shall assume that no stockholder of the Company will perfect any right to appraisal of such stockholder's Shares, provided that the Parent and Acquisition Sub need not deposit or retain on deposit any amount of Merger Consideration payable to any Person who is a Dissenting Shareholder. Such funds shall be invested by the Paying Agent as directed by Parent or the Surviving Corporation, in its sole discretion, pending payment thereof by the Paying Agent to the holders of the Shares. Earnings from such investments shall be the sole and exclusive property of Parent and the Surviving Corporation, and no part of such earnings shall accrue to the benefit of holders of Shares.

(b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding Shares (the "Certificates") which were converted pursuant to Section
2.1 into the right to receive the Merger Consideration (1) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (2) instructions for effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly represented by such Certificate and the Certificate so surrendered shall forthwith be cancelled. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition precedent of payment that (1) the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer, and (2) the Person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not required to be paid. Until surrendered as contemplated by this Section 2.3, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Section 2.3, without interest thereon.

(c) Transfer Books; No Further Ownership Rights in Shares. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable law.

(d) Termination of Fund; No Liability. At any time following six (6) months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any earnings received with respect thereto) which had been made available to the Paying Agent and not disbursed (or for which disbursement is pending subject only to the Paying Agent's routine administrative procedures) to holders of Certificates, and thereafter such holders shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates, without any interest thereon. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates have not been surrendered prior to the third anniversary of the Effective Time (or immediately prior to such earlier date on which any Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity), any amounts payable in respect of such Certificate shall, to the extent permitted by applicable law and public policy, become the property of the Surviving Corporation, free and clean of all claims or interest of any Person previously entitled thereto.

(e) Withholding Rights. Each of the Paying Agent, Parent and Acquisition Sub shall be entitled to deduct and withhold, or cause the Paying Agent to deduct and withhold, from the consideration otherwise payable pursuant to this Agreement to any holder of Shares or Company Options such amounts as are required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of applicable state, local or foreign tax law. To the extent that amounts are so deducted and withheld, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to such holders in respect of which such deduction and withholding was made.

(f) Lost, Stolen or Destroyed Certificates. In the event any Certificates for Shares shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if requested by Parent in its sole discretion and as a condition precedent to the issuance thereof, the posting by such person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Paying Agent with respect to such Certificate, the Paying Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the Shares formerly represented thereby.

Section 2.4.......Company Derivative Securities.

         Effective as of the earlier of the Changeover Time or the Effective Time, each outstanding Company Derivative Security or Company Award, whether granted under the Company's 1998 Stock Option and Award Plan or any Company Award or otherwise (collectively, the "Company Stock Plans") or otherwise, and whether or not then exercisable or vested, shall be, immediately prior to the Effective Time, cancelled and, in consideration of such cancellation, Parent shall, or shall cause the Surviving Corporation to, promptly following the Effective Time, pay to the holder of Company Derivative Security or Company Award an amount in respect thereof equal to (1) the product of (A) the excess, if any, of the Offer Price over the exercise price of each such Company Derivative Security, and (B) the number of Shares subject to such Company Derivative Security (such payment, if any, to be net of applicable withholding and excise taxes) or (2) the per share Merger Consideration for any share or share equivalent Company Award, as applicable. The Company shall take all action to ensure that, as of the earlier of the Changeover Time or the Effective Time, each of the Company Stock Plans and each Company Award shall terminate and all rights under any provision of any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any Company Subsidiary shall be cancelled, terminated and of no further force or effect as of the earlier of the Changeover Time or the Effective Time. The Company shall effectuate the foregoing by taking all necessary action, including, but not limited to, sending out the requisite notices and obtaining all consents necessary to cash out and cancel all Company Derivative Securities and Company Awards necessary to ensure that, after the earlier of the Changeover Time or the Effective Time, no person shall have any right under the Company Stock Plans, any Company Award or any other plan, program or arrangement with respect to equity securities of the Surviving Corporation or any Affiliate thereof.

                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  Except as set forth in the Company Disclosure Schedule prepared and signed by the Company and delivered to Parent and Acquisition Sub simultaneously with the execution hereof and as set forth in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001 and Quarterly Reports on Form 10-QSB for the quarter ended March 31, 2002 and for the quarter ended June 30, 2002, respectively, the Company represents and warrants to Parent and Acquisition Sub that all of the statements contained in this Article III are true and correct as of the date of this Agreement (or, if made as of a specified date, as of such date) and will be true and correct as of the Closing Date as though made on the Closing Date (except that representations and warranties made as of a specified date need only continue to have been true and correct as of such specified date). The disclosures in each section of the Company Disclosure Schedule relate only to the representations and warranties set forth in the section of this Agreement to which such section of the Company Disclosure Schedule expressly relates and not to any other representation and warranty contained in this Agreement, except to the extent that one section of the Company Disclosure Schedule specifically refers to another section thereof. In the event of any inconsistency between statements in the body of this Agreement and statements in the Company Disclosure Schedule (excluding exceptions expressly set forth in the Company Disclosure Schedule with respect to a specifically identified representation or warranty), the statements in the body of this Agreement shall control.

Section 3.1.......Organization; Qualification; Charter Documents.

(a) The Company (1) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; (2) has full corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate the properties and assets it now owns, leases or operates or purports to own, lease or operate; and (3) is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which ownership of property or the conduct of its business requires such qualification, except where the failure to have such power and authority or to be so qualified, licensed or in good standing could not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

(b) The Company has heretofore delivered to Parent complete and correct copies of the Charter Documents of the Company and each Company Subsidiary as amended to date. All such Charter Documents are in full force and effect, and neither the Company nor any Company Subsidiary is in violation of any provision of its respective Charter Documents except for breaches which would not restrict the ability of Company to consummate the Merger or could not reasonably be expected to have a Company Material Adverse Effect.

Section 3.2.......Subsidiaries and Affiliates.

         The Company Disclosure Schedule sets forth the name, jurisdiction of incorporation and capitalization of each Company Subsidiary and the jurisdictions in which each such Company Subsidiary is qualified to do business. The Company does not own, directly or indirectly, any capital stock or other equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any Person or have any direct or indirect equity or ownership interest in any business other than publicly traded securities constituting less than one percent of the outstanding equity of the issuing entity. All the outstanding capital stock of each Company Subsidiary is owned directly or indirectly by the Company, free and clear of all Liens and is validly issued, fully paid and non-assessable, and there are no outstanding options, rights or agreements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of any such Company Subsidiary to any Person except the Company. Each Company Subsidiary (1) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; (2) has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns; and (3) is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which ownership of property or the conduct of its business requires such qualification, except where the failure to have such power and authority or to be so qualified, licensed or in good standing could not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. The Company has heretofore delivered to Parent complete and correct copies of the Charter Documents of each Company Subsidiary, as presently in effect.

Section 3.3.......Capitalization.

(a) The authorized capital stock of the Company consists of 25,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share, including 2,027 shares of Series A preferred stock, 444 shares of Series B preferred stock and 2,100 shares of Series C preferred stock. As of the date hereof:

(1)      11,763,829 Shares are issued and outstanding,

(2) no Shares are held in the treasury of the Company or by any Subsidiary of the Company,

(3)      no shares of Series A preferred stock are issued and outstanding,

(4)      no shares of Series B preferred stock are issued and outstanding,

(5)      no shares of Series C preferred stock are issued and outstanding,

(6) an aggregate of 1,299,500 Shares are issuable upon exercise of outstanding Company Options, including, without limitation, options under the Company's "1998 Stock Option and Award Plan," and any Company Award (collectively, the "Company Stock Plans") and warrants,

(7) an aggregate of 2,458,761 Shares are issuable upon exercise of outstanding Company Warrants, and

(8) an aggregate of shares (including the 3,708,263 shares referenced in clause (7) and clause (8)) are reserved for issuance in connection with the issuance of Shares under Company Options and Company Warrants.

(b) All the outstanding shares of the Company's capital stock are, and all Shares which may be issued pursuant to the exercise of outstanding Company Derivative Securities will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable. There is no Voting Debt of the Company or any Company Subsidiary issued and outstanding. There is no Preferred Stock of any Subsidiary issued and outstanding. Except as set forth above and except for the Transactions, as of the date hereof, (1) there are no shares of capital stock of the Company authorized, issued or outstanding; (2) there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company or any Company Subsidiary, obligating the Company or any Company Subsidiary to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, the Company or any Company Subsidiary or securities convertible into or exchangeable for such shares or equity interests, or obligating the Company or any Company Subsidiary to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment and (iii) there are no outstanding obligations (contingent or otherwise) of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any Shares, or the capital stock of the Company, or any Company Subsidiary or Affiliate of the Company.

(c) Except as expressly contemplated by this Agreement, there are no voting trusts or other agreements or understandings to which the Company or any Company Subsidiary is a party with respect to the voting of the capital stock of the Company or any of the Subsidiaries.

(d) Since December 31, 2000, the Company has not repriced any Company Derivative Securities or issued any Shares or Company Derivative
         Securities exercisable at an exercise price of less than 100% of the fair market value of the Shares as of the date of any such issuance or grant.

(e) Following the earlier of the Changeover Time or the Effective Time, no holder of Company Derivative Securities will have any right to receive shares of Common Stock of the Surviving Corporation upon exercise, conversion or exchange of such Company Derivative Securities.

Section 3.4.......Authorization; Validity of Agreement; Company Action.

         The Company has full corporate power and authority to execute and deliver this Agreement, and, subject in the case of consummation of the Merger, other than pursuant to Section 1.10, to obtaining the Company Stockholder
Approval, to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement and the consummation by it of the Transactions, have been duly and validly authorized by the Company Board of

Directors and, except for obtaining the Company Stockholder Approval and the filing of merger documents as set forth herein, no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement or the consummation by it of the Transactions. This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery thereof by Parent and Acquisition Sub, this Agreement is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium and other similar laws relating to creditors' rights and general principles of equity.

Section 3.5.......Board Approvals; Takeover Statutes.

         The Company Board of Directors, at a meeting duly called and held, has unanimously (1) determined that each of the Agreement, the Offer, the Merger, and the Transactions are in the best interests of the Company and its stockholders and that the consideration to be paid for each Share in the Offer and the Merger is fair to the holders of such Shares, (2) adopted this Agreement, and approved the Merger and the other Transactions, and (3) subject to the other terms and conditions of this Agreement, resolved to recommend that the stockholders of the Company accept the Offer, tender their Shares to the Acquisition Sub pursuant to the Offer, and approve and adopt this Agreement and each of the Transactions; and none of the aforesaid actions by the Company Board of Directors has been amended, rescinded or modified. The Company Board of Directors has taken all necessary action such that Section 203 of the DGCL, does not, and, unless the Agreement is terminated, shall not in the future, to the extent within its control, apply to this Agreement, the Merger or the other Transactions. To the knowledge of the Company, no other state takeover statute is applicable to the Merger or the other Transactions.

Section 3.6.......Vote Required.

         The affirmative vote of the holders of a bare majority of the outstanding Shares is the only vote of the holders of any class or series of the Company's capital stock is necessary to adopt this Agreement and approve the Merger and the other Transactions. No vote of any class or series of the Company's capital stock is necessary to approve any of the Transactions other than the Merger.

Section 3.7.......Consents and Approvals; No Violations.

         Except for the filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the HSR Act, state securities or blue sky laws, and the DGCL, none of the execution, delivery or performance of this Agreement by the Company or the consummation by the Company of the Transactions will (1) conflict with or result in any breach of any provision of the articles of incorporation, the bylaws or similar organizational documents of the Company or any Company Subsidiary, (2) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (3) result in a violation or breach of, or constitute (with or without due notice or the passage of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any Company Agreement, or (4) violate any Order, statute, rule or regulation applicable to the Company, any Company Subsidiary or any of their properties or assets, except, with respect to the foregoing clauses (2), (3) and (4), as could not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. Except for the third party consents and approvals of customers and licensors set forth in Section 3.7 of the Company Disclosure Schedule, there are no third party consents or approvals required to be obtained under the Company Agreements prior to the consummation of each of the Transactions, except where the failure to obtain such consents or approvals could not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

Section 3.8.......SEC Reports and Financial Statements.

         The Company has filed with the SEC true and complete copies of the Company SEC Documents. The Company and each Company Subsidiary which is required to file reports pursuant to Section 12 or 15(d) of the Exchange Act is in compliance with the provisions of Section 13(b) of the Exchange Act. As of their respective dates or, if amended, as of the date of the last such amendment filed prior to the date hereof, the Company SEC Documents, including, without limitation, any financial statements or schedules included therein (1) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading and (2) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. None of the Company Subsidiaries is required to file any forms, reports or other documents with the SEC. The Company Financial Statements have been prepared from, and are in accordance with, in each case, the books and records of the Company and its consolidated Subsidiaries, and comply, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with U.S. GAAP (except, in the case of unaudited financial statements, for the absence of certain financial footnotes as permitted by Form 10-QSB of the SEC) applied on a consistent basis during the period involved (or except as may be stated in the notes thereto) and fairly present the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of the Company and its consolidated Subsidiaries as of the times and for the periods referred to therein, subject, with respect to interim unaudited financial statements, to normal and recurring year-end adjustments that are not reasonably likely to be material in amount.

Section 3.9.......Books and Records.

         The books of account, minute books, stock record books and other records of the Company are complete and correct in all material respects and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Exchange Act. The minute books of the Company contain in all material respects accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Company Board of Directors and committees of the Company Board of Directors, and no meeting of any of such stockholders, the Company Board of Directors or such committees has been held for which minutes have not been prepared and are not contained in such minute books.

Section 3.10......No Undisclosed Liabilities.

         Except (1) as disclosed in the Company Financial Statements and (2) for liabilities and obligations (A) incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date pursuant to the terms of this Agreement, or (B) incurred pursuant to, or in furtherance of, this Agreement or the Transactions identified in the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, which either (i) would be required by U.S. GAAP to be recognized or disclosed on a consolidated balance sheet of the Company and its consolidated subsidiaries or in the notes thereto or (ii) could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The reserves reflected in the Company Financial Statements are adequate, appropriate and reasonable and have been calculated in a consistent manner.

Section 3.11......Accounts Receivable.

         All accounts receivable of the Company and each Company Subsidiary, whether reflected in the Balance Sheet or otherwise, represent sales actually made in the ordinary course of business, and are current and collectible net of any reserves shown on the Balance Sheet. Subject to such reserve, each of the accounts receivable either has been collected in full or will be collected in full, without any set-off, within 120 days after the day on which it became due and payable.

Section 3.12......Inventory.

         All of the inventories of the Company and each Company Subsidiary, whether reflected in the Balance Sheet or otherwise, consist of a quality and quantity usable and salable in the ordinary and usual course of business. No more than $75,000 of inventory has been ordered, other than for existing, binding contracts payment for which is a contractual obligation of a customer of the Company. The quantities of each type of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable and warranted in the present circumstances of the Company and each Company Subsidiary. All work in process and finished goods inventory is free of any defect or other deficiency.

Section 3.13......Absence of Certain Changes.

         Since the Balance Sheet Date, except as disclosed in the Company SEC Documents filed prior to the date hereof:

(1) the Company and each Company Subsidiary has conducted its respective business only in the ordinary and usual course, consistent with past practice;

(2) there have not occurred any events, changes, effects or circumstances (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) having or which could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect,

(3) there has not been (A) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock, (B) any split, combination or reclassification of any of the Company's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company's capital stock, except for issuances of Company Common Stock upon the exercise of Company Derivative Securities awarded prior to December 31, 2001, (C) (i) any granting by the Company or any of its Subsidiaries to any current or former director, executive officer or other key employee of the Company or its Subsidiaries of any increase in compensation, bonus or other benefits, except for normal increases in the ordinary course of business or as was required under any employment agreements identified on the Company Disclosure Schedule in effect as of the date of the date hereof and awarded prior to December 31, 2001, (ii) any granting by the Company or any of its Subsidiaries to any such current or former director, executive officer or key employee of any increase in severance or termination pay, except in the ordinary course of business and awarded prior to December 31, 2001, or
         (iii) any entry by the Company or any of its Subsidiaries into, or any amendment of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or key employee, other than in the ordinary course of business and in effect prior to December 31, 2001, (C) except insofar as may have been disclosed in the Company Disclosure Schedule or required by a change in U.S. GAAP (which likewise shall be disclosed in the Company Disclosure Schedule), any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities or business or (D) except insofar as may have been disclosed in the Company Disclosure Schedule, any tax election that individually or in the aggregate would reasonably be expected to have a Company Material Adverse Effect on the Company or any of its tax attributes or any settlement or compromise of any material income tax liability, and

(4) the Company has not taken any action which would have been prohibited under Section 5.1 if such section applied to the period between the Balance Sheet Date and the date of execution of this Agreement. Except as set forth in the Company Disclosure Schedule, the Company is not aware of any circumstances which may cause it to suffer any material adverse change in its business, operations or prospects or to restate its results of operations for any prior period.

Section 3.14......Litigation.

         Except as set forth in Section 3.14 of the Company Disclosure Schedule, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the best knowledge of the Company, threatened against or involving the Company or any Company Subsidiary; or which questions or challenges the validity of this Agreement or any action taken or to be taken by the Company or any Company Subsidiary pursuant to this Agreement or in connection with the Transactions, nor is there, to the best knowledge of the Company, any valid basis for any such action, suit, inquiry, proceeding or investigation, other than, in each case, those the outcome of which, individually or in the aggregate, would not (1) reasonably be expected to have a Company Material Adverse Effect, (2) reasonably be expected to materially impair or delay the ability of the Company to perform its obligations under the Agreement, or (3) result in a claim for damages against, or a liability of, the Company in excess of $50,000. To the best knowledge of the Company, neither the Company nor any Company Subsidiary is in default under or in violation of, nor is there any valid basis for any claim of default under or violation of, any Contract, commitment or restriction to which it is a party or by which it is bound. Neither the Company nor any Company Subsidiary is subject to any Order which may have an adverse effect on its business practices or on its ability to acquire any Assets and Properties or conduct its business in any area.

Section 3.15......Employee Benefit Plans.

(a) The Company has delivered or made available to the Parent true, correct and complete copies of all documents relating to the Company's Benefit Plans, including but not limited to: (1) all Plan documents, amendments and trust instruments; (2) all insurance and annuity contracts related to any Plans; (3) COBRA notices and forms, including election forms used to notify employees and their dependents of their continuation coverage rights under the Company's group health plans; (4) the most recently filed Form 5500 annual reports; and (5) actuarial reports, summary plan descriptions and favorable determination letters for the Plans. Since the date these documents were supplied to Parent, no Company Benefit Plan amendments have been adopted, no changes to these documents have been made, and no amendments or changes will be adopted or made prior to the Closing Date in each case that could reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

(b) All of the Company Benefit Plans subject to ERISA comply in all material respects and have been administered in compliance in all material respects with
(1) the provisions of ERISA, (2) all provisions of the Code, applicable to secure the intended tax consequences, (3) all applicable state and federal securities laws and (4) all other applicable laws, rules, regulations and collective bargaining agreements, except where the failure to so comply or to be so administered would not result in any Company Material Adverse Effect. The
Company has not received any written notice from any Governmental Entity questioning or challenging such compliance that could reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

(c) Neither the Company nor its ERISA Affiliates has engaged in any transaction or acted or failed to act in any manner that could subject the Company to any direct or indirect liability (by indemnity or otherwise) for a breach of any fiduciary or co-fiduciary duty under ERISA, or liability for a prohibited transaction (within the meaning of ERISA Section 406 or Code Section 4975) that could reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

(d) No Company Benefit Plan is subject to Title IV of ERISA, and neither the Company nor any of its ERISA Affiliates has incurred any liability under Title IV of ERISA arising in connection with the termination of any plan covered or previously covered by Title IV of ERISA that could become, after the Closing Date, an obligation of the Company or any of its ERISA Affiliates, in each case, that could reasonably be expected to, individually or in the aggregate have a Company Material Adverse Effect.

(e) Neither the Company nor any of its ERISA Affiliates has ever established, maintained, contributed to or otherwise participated in, or had an obligation to maintain, contribute to, or otherwise participate in, any multi-employer plan within the meaning of ERISA Section 4001(a)(3).

(f) To the Company's knowledge, none of the Company Benefit Plans provides welfare benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees beyond their retirement or other termination of service (other than coverage required by COBRA or any similar state law).

(g) Except as described in the Company Disclosure Schedule, there are no insurance reserves, trusts or escrow accounts that have been established to provide for payments under welfare plans within the meaning of Section 3(1) of ERISA.

(h) Each  Company  Benefit  Plan which is  intended to be  qualified  under Code
Section 401(a) ("Qualified Retirement Plan") has received from the Internal Revenue Service a favorable determination letter to the effect that the plan in form satisfies the requirements for qualification under Code Section 401(a) (taking into account the provisions of the Tax Reform Act of 1986). To the Company's knowledge, no event has occurred or circumstances exist that will or could give rise to disqualification of a Qualified Retirement Plan and no amendment to any Qualified Retirement Plan made since applying for such determination letter could cause a disqualification of such Company Benefit Plan.

(i) The Company has the right pursuant to the terms of each Company Benefit Plan that is a welfare plan within the meaning of Section 3(1) of ERISA and all agreements related to such Company Benefit Plan unilaterally to terminate such Company Benefit Plan (or its participation in such Company Benefit Plan) or to amend the terms of such Company Benefit Plan at any time.

(j) The transactions contemplated by this Agreement will not result in any additional payments to or benefit accruals for, or any increase in the vested interest of, any current or former officer, employee or director or their dependents under any Company Benefit Plan. There are no agreements or commitments by the Company and the Company shall not prior to the Closing Date enter into any agreement or make any commitment under which the Company would be obligated to reimburse or increase the compensation of, or payments to, any current or former officer, employee or director of the Company in order to make such person whole for any taxes, including, but not limited to, any excise tax such Person may pay under Section 4999 of the Code due to an excess parachute payment under Section 280G of the Code, or which such Person may pay as a director or indirect result of the merger transaction described in this Agreement.

(k) Except as expressly provided in this Agreement, there is no pending or, to the knowledge of the Company, threatened complaint, claim (other than a routine claim for benefits), proceeding, audit, or investigation of any kind in or before any Governmental Entity with respect to any Company Benefit Plan that could reasonably be expected to result in a Company Material Adverse Effect.

Section 3.16......Tax Matters; Government Benefits.

(a) The Company and each of its Subsidiaries has filed all Tax Returns that are required to be filed by the Company and its Subsidiaries, and all such Tax Returns are complete and correct in all material respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failure to file, to be complete or correct or to have extensions granted that remain in effect individually or in the aggregate would not reasonably be expected to have a Company Material Adverse Effect. The Company and each of its Subsidiaries have duly paid or caused to be duly paid in full or made provision in accordance with U.S. GAAP for the payment of all Taxes (as hereinafter defined) shown as due on such Tax Returns. The most recent financial statements contained in the Company SEC Documents reflect an adequate reserve for all Taxes payable by the Company and the Company Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements. Since the Balance Sheet Date, the Company has not incurred liability for any Taxes other than in the ordinary course of business. Neither the Company nor any Company Subsidiary has received written notice of any claim made by an authority in a jurisdiction where neither the Company nor any Company Subsidiary file Tax Returns, that the Company is or may be subject to taxation by that jurisdiction.

(b) No notification has been received by the Company or by any Company Subsidiary that an audit, examination or other proceeding is pending or, to the Company's knowledge, threatened with respect to any Taxes due from or with respect to or attributable to the Company or any Company Subsidiary or any Tax Return filed by or with respect to the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary has waived any statute of limitations in any jurisdiction in respect of Taxes or Tax Returns or agreed to any extension of time with respect to a Tax assessment or deficiency.

(c) None of the  Company  or any  Company  Subsidiary  has been a member  of any affiliated group within the meaning of Section 1504(a) of the Code, or any similar affiliated or consolidated group for tax purposes under state, local or foreign law (other than a group, the common parent of which is the Company), or has any liability for Taxes of any person (other than the Company and its
Subsidiaries) under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign law as a transferee or successor, by contract or otherwise.

(d) No taxing authority is asserting or to the knowledge of the Company threatening to assert a claim against the Company or any Company Subsidiary under the Code or any similar provision of state, local, or foreign law.

(e) Neither the Company nor any of its Subsidiaries is a party to any material tax sharing, tax indemnity or other agreement or arrangement with any entity not included in the Company's consolidated financial statements most recently filed by the Company with the SEC.

Section 3.17......Title to Properties; Encumbrances.

         Each of the Company and the Company Subsidiaries has good and valid title to, or has valid leasehold interests in or valid rights under contract to use, all the tangible properties and assets which it purports to own or use, including all the tangible properties and assets reflected in the Balance Sheet (except for properties and assets disposed of since the date of the Balance Sheet in the ordinary course of business consistent with past practice), in each case, free and clear of all title defects, objections or Liens of any nature whatsoever except, with respect to all such properties and assets, for (1) Liens shown on the Balance Sheet as securing specified liabilities or obligations and Liens incurred in connection with the purchase of property and/or assets, if such purchase was effected after the date of the Balance Sheet, with respect to which no default exists; (2) minor imperfections of title, if any, none of which are substantial in amount, detract from the value or impair the use of the property subject thereto, or impair the operations of the Company or any Company Subsidiary and which have arisen only in the ordinary course of business and consistent with past practice since the date of the Balance Sheet; (3) Liens for current taxes not yet due; and (4) such title defects, failure to have valid leasehold interest in, objections or Liens, if any, as individually or in the aggregate could not reasonably be expected to have a Company Material Adverse Effect. The rights, properties and other assets presently owned, leased or licensed by the Company and the Company Subsidiaries and described elsewhere in this Agreement include all rights, properties and other assets necessary to permit the Company and the Company Subsidiaries to conduct their businesses in all material respects in the same manner as their businesses have been conducted prior to the date hereof.

Section 3.18......Environmental Laws.

         Except as disclosed in the Company Disclosure Schedule, (1) the Company and each Company Subsidiary is in compliance with all Environmental Laws, including compliance with any permits or other governmental authorizations or the terms and conditions thereof, except in the case of the matters covered by this sentence where the failure to be in compliance with such laws could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect; (2) in the past five (5) years, neither the Company nor any Company Subsidiary has received any communication or notice, whether from a governmental authority or otherwise, alleging any violation of or noncompliance with any Environmental Laws by the Company or any Company Subsidiary or for which any of them is responsible, and there is no pending or, to the Company's knowledge, threatened Environmental Claim, except where such communication, notice or Environmental Claim could not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect; and (3) to the Company's knowledge, there are no past or present facts or circumstances that could form the basis of any Environmental Claim against the Company or any Company Subsidiary or against any person or entity whose liability for any Environmental Claim the Company or any Company Subsidiary has retained or assumed either contractually or by operation of law, except where such Environmental Claim, if made, could not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

Section 3.19......Intellectual Property.

         Except as set forth in the Company Disclosure Schedule with respect to Licenses set forth in Section 3.29 of the Company Disclosure Schedule or as to other Intellectual Property of the Company except as could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the Company or a Company Subsidiary owns, or is licensed or otherwise possesses legally enforceable rights to use the Company Intellectual Property. To the Company's knowledge, the conduct of the business of the Company and the Company Subsidiaries with the Company Intellectual Property does not infringe any Intellectual Property rights or any other proprietary right of any Person, and neither the Company nor any Company Subsidiary has received any written notice from any other Person pertaining to or challenging the right of the Company or any Company Subsidiary to use any of the Company Intellectual Property. Neither the Company nor any Company Subsidiary has made any claim of a violation or infringement by others of its rights to or in connection with the Company Intellectual Property which is still pending.

Section 3.20......Compliance with Laws.

         The Company and its Subsidiaries are in compliance with each applicable law, rule or regulation of any United States federal, state, local, or foreign government or agency thereof which affects the business, properties or assets of the Company and its Subsidiaries, and no notice, charge, claim, action or assertion has been received by the Company or any Company Subsidiary or has been filed, commenced or, to the Company's knowledge, threatened against the Company or any Company Subsidiary alleging any such violation, except for any matter otherwise covered by this sentence which could not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. All licenses, permits and approvals required under such laws, rules and regulations are in full force and effect, and the Company is in compliance with the terms thereof, except where the failure to be in full force and effect or to be in such compliance could not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

Section 3.21......Employment Matters and Labor Difficulties.

         Except as disclosed to the Parent in writing concurrently with the execution hereof, to the Company's knowledge, no key employee identified to Parent has any plans to terminate their employment with the Company or any Company Subsidiary as a result of the Transactions or otherwise. There is (1) no unfair labor practice complaint against the Company or any Company Subsidiary pending before the National Labor Relations Board, except for any occurrence that individually or in the aggregate could not reasonably be expected to have a Company Material Adverse Effect; (2) no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of the Company, threatened against or affecting the Company or any Company Subsidiary, except where such strike, dispute, slowdown or stoppage could not reasonably be expected to have a Company Material Adverse Effect; (3) to the Company's knowledge, no organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company and its Subsidiaries; and
(4) no grievance which might have, individually or in the aggregate, a Company Material Adverse Effect, arising out of or under collective bargaining agreements is pending.

Section 3.22......Information in the Proxy Statement.

         The Proxy Statement, if any (and any amendment thereof or supplement thereto), at the date mailed to the Company's stockholders and at the time of any meeting of the Company's stockholders to be held in connection with the Transactions, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements made therein based on information supplied in writing by Parent or Acquisition Sub expressly for inclusion in the Proxy Statement. The Proxy Statement will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

Section 3.23......Information in the Offer Documents and Schedule 14D-9.

         The information supplied by the Company expressly for inclusion in the Offer Documents and the Schedule 14D-9 will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Schedule 14D-9 will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published or sent or given to the Company's stockholders, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except that the Company makes no representation or warranty with respect to statements made in the Schedule 14D-9 based on information furnished by Parent or Acquisition Sub expressly for inclusion therein.

Section 3.24......Opinion of Financial Advisor.

         The Company has received the opinion of its financial advisor, Peter J. Solomon Company Limited, dated the date hereof, to the effect that, as of such date, the consideration to be received in the Offer and the Merger by the Company's stockholders is fair to the Company's stockholders from a financial point of view, and a copy of such opinion has been provided to the Parent. The Company has been authorized by the Company's financial advisor to permit the inclusion of such opinion in its entirety in the Offer Documents, the Schedule 14D-9 and the Proxy Statement.

Section 3.25......Brokers or Finders.

         No agent, broker, investment banker, financial advisor or other firm or Person acting on behalf of the Company is or will be entitled to any brokers' or finder's fee or any other commission or similar fee in connection with any of the Transactions, except for Peter J. Solomon Company Limited for financial advisory services, pursuant to that certain financial advisory services agreement dated as of March 14, 2002, a copy of which has been provided to Parent.

Section 3.26......Company Agreements.

         Except as set forth in Section 3.26 of the Company Disclosure Schedule or as permitted pursuant to this Agreement, neither the Company nor any of its Subsidiaries is a party to or bound by (1) any agreement relating to the incurring of indebtedness (including sale and leaseback and capitalized lease transactions and other similar financing transactions) providing for payment or repayment in excess of $100,000, (2) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-B of the SEC) or (3) any non-competition agreement which purports to limit in any respect the manner in which, or the localities in which, all or any portion of the business of the Company and its Subsidiaries, taken as a whole, is or would be conducted (collectively, the "Company Agreements"); provided that many of the Company's licenses are for limited uses and territories.

Section 3.27......Interested Party Transactions.

         To the Company's knowledge, since the Company's amendment to its Annual Report on Form 10-KSB dated April 30, 2002, no event has occurred that would be required to be reported as a "Certain Relationship" or "Related Transaction" pursuant to Item 404 of Regulation S-B promulgated by the SEC or would be required to be disclosed pursuant to the provisions of the Sarbanes-Oxley Act of 2002.

Section 3.28......Contracts.

(a) Unless set forth on the Exhibit List to the Company's Annual Report on Form 10K-SB for the year ended December 31, 2001, Section 3.28(a) of the Company Disclosure Schedule (with paragraph references corresponding to those set forth below) contains a true and complete list of each of the following Contracts or other arrangements (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been delivered to Parent prior to the execution of this Agreement), to which the Company or any Company Subsidiary is a party or by which any of their respective Assets and Properties is bound:

(1) (A) all Contracts (excluding Benefit Plans) providing for a commitment of employment or consultation services for a specified or unspecified term or otherwise relating to employment or the termination of employment, the name, position and rate of compensation of each Person party to such a Contract and the expiration date of each such Contract; and (B) any written or unwritten representations, commitments, promises, communications or courses of conduct (excluding Benefit Plans and any such Contracts referred to in clause (A)) involving an obligation of the Company or any Company Subsidiary to make payments in any year, other than with respect to salary or incentive compensation payments in the ordinary course of business, to any employee exceeding $5,000 or any group of employees exceeding $50,000 in the aggregate;

(2) all Contracts with any Person containing any provision or covenant prohibiting or limiting the ability of the Company or any Company Subsidiary to engage in any business activity or compete with any Person or prohibiting or limiting the ability of any Person to compete with the Company or any Company Subsidiary;

(3)      all  partnership,   joint  venture,   stockholders'  or  other  similar
         Contracts with any Person;

(4) all Contracts relating to Indebtedness of the Company or any Company Subsidiary in excess of $25,000 or to preferred stock issued by the Company or any Company Subsidiary;

(5)      all    Contracts    with    distributors,    dealers,    manufacturer's
         representatives, sales agencies, licensees or Governmental Entities;

(6) all Contracts relating to (A) the future disposition or acquisition of any Assets and Properties, other than dispositions or acquisitions in the ordinary course of business consistent with past practice, and (B) any merger or other business combination;

(7) all Contracts between or among the Company or any Company Subsidiary, on the one hand, and any officer, director or Affiliate of the Company or any Company Subsidiary (other than the Company or any Company Subsidiary), on the other hand;

(8)      all collective bargaining or similar labor Contracts;

(9) all Contracts that (A) limit or contain restrictions on the ability of the Company or any Company Subsidiary to declare or pay dividends on, to make any other distribution in respect of or to issue or purchase, redeem or otherwise acquire its capital stock, to incur Indebtedness, to incur or suffer to exist any Lien, to purchase or sell any Assets and Properties, to change the lines of business in which it participates or engages or to engage in any business combination or (B) require the Company or any Company Subsidiary to maintain specified financial ratios or levels of net worth or other indicia of financial condition; and

(10) all Contracts for the license of Intellectual Property for sublicense or use by any Governmental Entity.

(11) all other Contracts (other than Benefit Plans, leases disclosed in the Company SEC documents and insurance policies listed in Section 3.30 of the Company Disclosure Schedule) that (A) involve the payment or potential payment, pursuant to the terms of any such Contract, by or to the Company or any Company Subsidiary of more than $25,000 annually and
         (B) cannot be terminated within thirty (30) days after giving notice of termination without resulting in any material cost or penalty to the Company or any Company Subsidiary.

(b) Each Contract required to be disclosed in Section 3.28(a) of the Company Disclosure Schedule is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto; and except as disclosed in Section 3.28(b) of the Company Disclosure Schedule, neither the Company, any Company Subsidiary nor, to the knowledge of the Company, any other party to such Contract is, or has received notice that it is, in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract) in any material respect.

(c) Except as disclosed in Section 3.28(c) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is a party to or bound by any Contract that has been or could reasonably be expected to have, individually or in the aggregate with any other such Contracts, a Company Material Adverse Effect.

Section 3.29......Licenses.

         Section 3.29 of the Company Disclosure Schedule contains a true and complete list of all Licenses used in and material, individual or in the aggregate, to the business or operations of the Company or any Company Subsidiary (and all pending applications for any such Licenses), setting forth the grantor, the grantee, the function and the expiration and renewal date of each. Prior to the execution of this Agreement, Company has delivered to Parent true and complete copies of all such Licenses. Except as disclosed in Section
3.29 of the Company Disclosure Schedule:

(1) the Company and each Company Subsidiary owns or validly holds all Licenses that are material, individually or in the aggregate, to its business or operations;

(2) each License listed in Section 3.29 of the Company Disclosure Schedule is valid, binding and in full force and effect; and

(3) neither the Company nor any Subsidiary is, or has received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any such License.

Section 3.30......Insurance.

         Section 3.30 of the Company Disclosure Schedule contains a true and complete list (including the names and addresses of the insurers, the names of the Persons to whom such Policies have been issued, the expiration dates thereof, the annual premiums and payment terms thereof, whether it is a "claims made" or an "occurrence" policy and a brief description of the interests insured thereby) of all liability, property, workers' compensation, directors' and officers' liability and other insurance policies currently in effect that insure the business, operations or employees of the Company or any Company Subsidiary, affect or relate to the ownership, use or operation of any of the Assets and Properties of the Company or any Company Subsidiary and that (1) have been issued to the Company or any Company Subsidiary or (2) have been issued to any Person (other than the Company or any Company Subsidiary) for the benefit of the Company or any Company Subsidiary. The insurance coverage provided by any of the policies described in clause (1) above will not terminate or lapse by reason of the transactions contemplated by this Agreement. Each policy listed in Section
3.30 of the Company Disclosure Schedule is valid and binding and in full force and effect, no premiums due thereunder have not been paid and neither the Company, any Company Subsidiary nor the Person to whom such policy has been issued has received any notice of cancellation or termination in respect of any such policy or is in default thereunder. The insurance policies listed in
Section 3.30 of the Company Disclosure Schedule are placed with financially sound and reputable insurers and, in light of the respective business, operations and Assets and Properties of the Company and the Company
Subsidiaries, are in amounts and have coverages that are reasonable and customary for Persons engaged in such businesses and operations and having such Assets and Properties. Neither the Company, any Company Subsidiary nor the Person to whom such policy has been issued has received notice that any insurer under any policy referred to in this section is denying liability with respect to a claim thereunder or defending under a reservation of rights clause.

Section 3.31......Absence of Questionable Payments.

         Neither the Company nor any Company Subsidiary nor any director, officer, agent, employee or other Person acting on behalf of the Company or any Company Subsidiary, has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of
Section 30A of the Exchange Act. Neither the Company nor any Company Subsidiary nor any current director, officer, agent, employee or other Person acting on behalf of the Company or any Company Subsidiary, has accepted or received any unlawful contributions, payments, gifts, or expenditures.

Section 3.32......Full Disclosure.

         The Company has not failed to disclose to Parent and Acquisition Sub any facts material to the business, results of operations, assets, liabilities, financial condition or prospects of the Company. No representation or warranty by the Company in this Agreement and no statement contained in any document (including, without limitation, financial statements and the Company Disclosure Schedule), certificate, or other writing furnished or to be furnished by the Company to Parent or Acquisition Sub or any of their representatives pursuant to the provisions hereof or in connection with the Transactions, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made and of the date so made, in order to make the statements herein or therein not misleading. Nothing herein shall be deemed to constitute a representation or warranty as to the projections furnished to Parent or that the representations and warranties in contracts furnished to Parent are accurate.

                                   ARTICLE IV
          REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION SUB

                  Except as set forth in the Parent Disclosure Schedule prepared and signed by the Parent and delivered to the Company simultaneously with the execution hereof, the Parent represents and warrants to the Company that all of the statements contained in this Article IV are true and correct as of the date of this Agreement (or, if made as of a specified date, as of such date). Each exception set forth in the Parent Disclosure Schedule is identified by reference to a specific section of this Agreement and, except as otherwise specifically stated with respect to such exception, relates only to such section.

Section 4.1.......Organization; Qualification; Charter Documents.

(a) Each of Parent and Acquisition Sub (1) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (2) has full corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate the properties and assets it now owns, leases or operates or purports to own, lease or operate; and (3) is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which ownership of property or the conduct of its business requires such qualification, except where the failure to have such power and authority or to be so qualified, licensed or in good standing could not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect.

(b) Parent has heretofore delivered or made available to the Company complete and correct copies of the Charter Documents of Parent and each Parent Subsidiary, as amended to date. All such Charter Documents are in full force and effect, and neither Parent nor any Parent Subsidiary is in violation of any provision of its respective Charter Documents except for breaches which would not materially restrict the ability of Parent to consummate the Merger or could not reasonably be expected to have a Parent Material Adverse Effect.

Section 4.2.......Authorization; Validity of Agreement; Necessary Action.

         Each of Parent and Acquisition Sub has full corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution, delivery and performance by Parent and Acquisition Sub of this Agreement and the consummation of the Transactions have been duly and validly authorized by the Boards of Directors of Parent and Acquisition Sub, and by Parent as the sole stockholder of Acquisition Sub, and no other corporate action on the part of Parent and Acquisition Sub is necessary to authorize the execution and delivery by Parent and Acquisition Sub of this Agreement or the consummation of the Transactions. This Agreement has been duly executed and delivered by Parent and Acquisition Sub, and, assuming due and valid authorization, execution and delivery hereof by the Company, is a valid and binding obligation of each of Parent and Acquisition Sub, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium and other similar laws relating to creditors' rights and general principles of equity.

Section 4.3.......Board Approvals; Takeover Statutes.

         The Parent Board of Directors,  at a meeting duly called and held,  has
(1) received an opinion from its financial advisor Ladenburg Thalmann & Co., Inc. that the consideration to be paid is fair from a financial point of view to the stockholders of the Parent, (2) unanimously determined that each of the Agreement and the Transactions are in the best interests of the Parent and its stockholders, and (3) adopted this Agreement and approved the Offer, the Merger and the other Transactions, and none of the aforesaid actions by the Parent Board of Directors has been amended, rescinded or modified. The Parent Board of Directors has taken all necessary action such that Section 203 of the DGCL does not, and, unless the Agreement is terminated, shall not in the future, to the extent within its control, apply to this Agreement, the Merger or the other Transactions. To the knowledge of the Parent, no other state takeover statute is applicable to the Merger or the other Transactions.

Section 4.4.......Consents and Approvals; No Violations.

         Except for the filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, the HSR Act, state securities or blue sky laws, and the DGCL, none of the execution, delivery or performance of this Agreement by Parent or Acquisition Sub or the consummation by Parent or Acquisition Sub of the Transactions will (1) conflict with or result in any breach of any provision of the respective articles of association or bylaws or similar organizational documents of Parent or Acquisition Sub, (2) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (3) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent, or any of its Subsidiaries or Acquisition Sub is a party or by which any of them or any of their respective properties or assets may be bound, or (4) violate any Order, statute, rule or regulation applicable to Parent, any of its Subsidiaries or any of their properties or assets, except, with respect to the foregoing clauses (2), (3) and
(4), as could not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect. Except as set out in the Parent Disclosure Schedule, there are no third party consents or approvals required to be obtained under the Parent Agreements prior to the consummation of the Transactions, except where the failure to obtain such consents or approvals could not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect.

Section 4.5.......Information in the Proxy Statement.

         The information supplied by Parent or Acquisition Sub in writing expressly for inclusion or incorporation by reference in the Proxy Statement, if any (or any amendment thereof or supplement thereto) will not, at the date mailed to stockholders and at the time of any meeting of Company stockholders to be held in connection with the Transactions, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

Section 4.6.......Information in the Offer Documents.

         The Offer Documents will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published or sent or given to the Company's stockholders, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except Parent and Acquisition Sub make no representation or warranty with respect to information furnished by the Company expressly for inclusion in the Offer Documents.

Section 4.7.......Financing.

         Parent and Acquisition Sub have, or will have available to them upon the consummation of the Offer, sufficient funds to consummate the Transactions, including payment in full for all Shares validly tendered into the Offer or outstanding at the Effective Time, subject to the terms and conditions of the Offer and this Agreement.

Section 4.8.......Litigation.

         There is no action, suit, or proceeding by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the best knowledge of the Parent, threatened against or involving the Parent or any Parent Subsidiary, or which questions or challenges the validity of this Agreement or any action taken or to be taken by the Parent or any Parent Subsidiary pursuant to this Agreement or in connection with the Transactions, other than, in each case, the outcome of which, individually or in the aggregate, would not reasonably be expected to materially impair or delay the ability of the Company to perform its obligations under this Agreement.

Section 4.9.......Acquisition Sub's Operations.

         Acquisition Sub was formed solely for the purpose of engaging in the Transactions and has not engaged in any business activities or conducted any operations other than in connection with the Transactions.

                                   ARTICLE V
                                   COVENANTS

Section 5.1.......Conduct of the Business of Company.

         The Company agrees that, except as set forth in the Company Disclosure Schedule, or as permitted, required or specifically contemplated by, or otherwise described in, this Agreement or otherwise consented to or approved in writing by Parent (which consent or approval shall not be unreasonably withheld or delayed), during the period commencing on the date hereof until the earlier of (1) the termination of this Agreement in accordance with Article VII, (2) the Effective Time or (3) the Changeover Time:

(a) the Company and each of its Subsidiaries shall conduct their respective operations in all material respects only according to their ordinary and usual course of business consistent with past practice and shall use their commercially reasonable efforts to preserve intact their respective business organization, keep available the services of their officers, employees and consultants and maintain satisfactory relationships with licensors, suppliers, distributors, clients, customers, joint venture partners and others having significant business relationships with them;

(b) by way of illustration and not limitation, neither the Company nor any of its Subsidiaries shall:

(1) make any change in or amendment to the Company's Charter Documents or increase the number of members on the Company Board of Directors beyond the number in office as of the date of this Agreement;

(2) issue, sell, pledge, dispose of or encumber, or authorize to issue or sell, pledge, dispose of or encumber, any shares of its capital stock or any other securities, or issue or sell, or authorize to issue or sell, any securities convertible into, or options, warrants, convertible securities or other rights to purchase or subscribe to, or enter into any arrangement or contract with respect to the issuance or sale of, any shares of its capital stock or any other securities, or make any other changes in its capital structure, other than (A) the issuance of Shares upon the exercise of Company Options and Company Warrants, in each case, outstanding on the date hereof, in accordance with their present terms, (B) the issuance of Shares upon the conversion of other Company Derivative Securities outstanding on June 30, 2001, or (C) issuances by a wholly-owned Subsidiary of the Company of capital stock to such Subsidiary's parent, the Company or another wholly-owned Subsidiary of the Company.

(3) declare, pay or set aside any dividend or other distribution (whether in cash, stock or property or any combination thereof) or payment with respect to, or split, combine, redeem or reclassify, or purchase or otherwise acquire, any shares of its capital stock or its other securities, other than dividends payable by a wholly-owned Subsidiary of the Company to the Company or another wholly-owned Subsidiary of the Company;

(4) other than in connection with transactions permitted by Section 5.1(b)(5), incur any capital expenditures or any obligations or liabilities in respect thereof, except for those (A) contemplated by the capital expenditure budgets for the Company and its Subsidiaries made available to Parent prior to the date hereof, (B) incurred in the ordinary course of business of the Company and its Subsidiaries or (C) not otherwise described in clauses (A) and (B) which, as to this clause
         (C), do not exceed $100,000 in the aggregate;

(5) acquire (whether pursuant to merger, stock or asset purchase or otherwise) in one transaction or series of related transactions (A) any assets (including any equity interests) having a fair market value in excess of $100,000, in the aggregate, other than acquisitions of inventory. supplies, licenses, services and raw materials in the ordinary course of business consistent with past practice, or (B) all or substantially all of the equity interests of any Person or any business or division of any Person having a fair market value in excess of $100,000, in the aggregate;

(6) (A) grant any options under the Company Stock Plans or otherwise grant any Company Option, Company Award, or other Company Derivative Security or (B) establish, adopt, enter into or amend any bonus, profit sharing or similar plan, agreement, trust, fund, policy or arrangement, or (C) except as disclosed in Section 5.1(b)(6) of the Company Disclosure Schedule, and whether or not required under existing employee and director benefit plans, agreements or arrangements as in effect on the date of this Agreement, increase the compensation or fringe benefits of any of its directors, officers or employees or grant any severance or termination pay not currently required to be paid under existing severance plans or enter into any employment, consulting or severance agreement or arrangement with any present, former or prospective director, officer or other employee of the Company or any of its Subsidiaries, or establish, adopt, enter into or amend in any material respect or terminate any collective bargaining, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees, except as may be required by law;

(7) transfer, lease, license, guarantee, sell, mortgage, pledge, renovate, rehabilitate, dispose of, encumber or subject to any Lien, any assets of the Company or any of its Subsidiaries except for (A) sales of assets or Liens made or granted in the ordinary course of business, and
         (B) sales of assets which are not, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole);

(8) except as required by applicable law or U.S. GAAP and after notice to Parent, take any action to change accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable);

(9) adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the Merger) or any agreement relating to a Company Acquisition Proposal, except as provided for in Section 7.1(c)(4);

(10) (A) incur any material indebtedness for borrowed money, issue any debt securities, or assume or guarantee any such indebtedness of another Person (other than indebtedness owing to or guarantees of indebtedness owing to the Company or any direct or indirect wholly-owned Subsidiary of the Company) or endorse or otherwise become responsible for the obligations of any Person or (B) make any loans or advances to any other Person, other than to the Company or to any direct or indirect wholly-owned Subsidiary of the Company, except, in the case of clause
         (A), for borrowings (i) in the ordinary course of business consistent with past practice, including without limitation borrowings under existing credit facilities in the ordinary course of business consistent with past practice, (ii) in connection with the Transactions, or (iii) in connection with financing activities relating to activities described in Section 5.1(b) of the Company Disclosure Schedule;

(11) except as required by the preexisting agreements set forth on Section 5.1(b)(11) of the Company Disclosure Schedule, accelerate the payment, right to payment or vesting of any bonus, severance, profit sharing, retirement, deferred compensation, stock option (including any options issued pursuant to the Company Stock Plans or under any Company Award), insurance or other compensation or benefits, or amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, or permit any Subsidiary to amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, any of its securities or any securities of its subsidiaries, including, without limitation, Shares, or any option, warrant or right, directly or indirectly, to acquire any such securities;

(12) settle, pay or discharge any claim, suit or other action brought or threatened against the Company with respect to or arising out of a stockholder's equity interest in the Company, or pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) over $50,000, individually or in the aggregate, other than the payment, discharge or satisfaction (A) of any such claims, liabilities or obligations in the ordinary course of business and consistent with past practice or (B) of claims, liabilities or obligations reflected on the consolidated financial statements and fully reserved against as of the date of this Agreement; provided, in each case, that any such settlement provides for a complete release of the Company and its Subsidiaries and imposes no obligation on the Company or its Subsidiaries other than the payment of money;

(13) enter into any agreement, understanding or commitment that materially restrains, limits or impedes the Company's or any of its Subsidiaries' ability to compete with or conduct any business or line of business, including, but not limited to, geographic limitations on the Company's or any of its Subsidiaries' activities;

(14) plan, announce, implement or effect any material reduction in labor force, lay-off, early retirement program, severance program or other program or effort concerning the termination of employment of employees of the Company or its Subsidiaries, provided, however, that routine employee terminations for cause shall not be considered subject to this clause (14);

(15) take any action including, without limitation, the adoption of any stockholder rights plan or amendments to its Charter Documents, which would, directly or indirectly, restrict or impair the ability of Parent to vote, or otherwise to exercise the rights and receive the benefits of a stockholder with respect to, securities of the Company that may be acquired or controlled by Parent or Acquisition Sub or, except as provided in preexisting agreements set forth on Section 5.1(b)(15) of the Company Disclosure Schedule, permit any stockholder to acquire securities of the Company on a basis not available to Parent or Acquisition Sub in the event that Parent or Acquisition Sub were to acquire any shares of the Company's capital stock;

(16) materially modify, amend or terminate any material contract to which it is a party or waive any of its material rights or claims except, in each case, in the ordinary course of business consistent with past practice;

(17) make any tax election or settle or compromise any United States federal, state, local or non-United States tax liability if the effect thereof would be adverse in any material respect to the Company; or

(18) neither the Company nor any of its Subsidiaries will take, or agree to commit to take, any action that would or is reasonably likely to result in any of the conditions to the Offer set forth in Annex I or any of the conditions to the Merger set forth in Article VI not being satisfied, or would make any representation or warranty of the Company contained herein inaccurate in any respect at, or as of any time prior to, the Effective Time, or that would materially impair the ability of the Company, Parent, Acquisition Sub or the holders of Shares to consummate the Offer or the Merger in accordance with the terms hereof or materially delay such consummation; and

(19) neither the Company nor any of its Subsidiaries will enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing, or agree, in writing or otherwise, to take any of the foregoing actions.

Section 5.2.......Compliance with Rule 14e-5.

         Parent shall not, and shall not permit any of its Subsidiaries to take any action to purchase or arrange to purchase any securities of the Company in violation of Rule 14e-5 under the Exchange Act.

Section 5.3.......Proxy Statement.

         As promptly as practicable after the consummation of the Offer and if required by the Exchange Act to consummate the Merger, the Company shall prepare and file with the SEC, and shall use its reasonable best efforts to respond promptly to any comments made by the SEC, and promptly thereafter shall mail to stockholders, the Proxy Statement. In such event, the Proxy Statement shall, subject to the provisions of Section 5.9(c), contain the recommendation of the Company Board of Directors in favor of the Merger.

Section 5.4.......Meeting of Stockholders of the Company.

         In connection with the Special Meeting, if any, the Company shall use its best efforts, subject to the provisions of Section 5.9(c), to solicit from stockholders of the Company proxies in favor of the Merger, and shall take all other action necessary or, in the reasonable opinion of Parent and Acquisition Sub, advisable to secure any vote or consent of such stockholders required by the DGCL and the Company's Certificate of Incorporation to effect the Merger. Acquisition Sub agrees that it shall vote, or cause to be voted, in favor of the Merger all Shares directly or indirectly beneficially owned by it.

Section 5.5.......Access.

(a) The Company shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of Parent, reasonable access during normal business hours during the period prior to the Closing Date, to all its properties, books, contracts, commitments and records and, during such period, the Company shall (and shall cause each of its Subsidiaries to) furnish promptly to the Parent (1) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and
(2) all other information concerning its business, properties and personnel as Parent may reasonably request for purposes consistent with this Agreement and the Transactions contemplated hereby.

(b) Any investigation pursuant to this Section shall be conducted in a manner which will not interfere unreasonably with the conduct of the business of the other party.

Section 5.6.......Confidentiality.

         Information concerning (a) the Company and its Subsidiaries obtained by the Parent and Acquisition Sub and (b) the Parent and its Subsidiaries obtained by the Company and its Subsidiaries, in each case, through their respective officers, employees, accountants, counsel and other representatives pursuant to
Section 5.5 or otherwise, shall be subject to the provisions of the Confidentiality Agreement by and between the Company and Parent dated March 26, 2002 and effective as of February 26, 2002 (the "Confidentiality Agreement"). Notwithstanding the foregoing, such Confidentiality Agreement shall terminate upon the earlier of the Changeover Time or the Effective Time.

Section 5.7.......Reasonable Best Efforts.

(a) Prior to the Closing and the Effective Time, upon the terms and subject to the conditions of this Agreement, Parent, Acquisition Sub and the Company agree to use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable (subject to any applicable laws) to consummate the Offer and make effective the Merger and the other Transactions as promptly as practicable including, but not limited to (1) the preparation and filing of all forms, registrations and notices required to be filed to consummate the Transactions and the taking of such actions as are necessary to obtain any requisite approvals, consents, orders, exemptions or waivers by any third party or Governmental Entity, and (2) the satisfaction of that party's and the other parties' conditions to Closing.

(b) Prior to the Closing, each party shall promptly consult with the other parties hereto with respect to, provide any necessary information with respect to, and provide the other parties (or their respective counsel) with copies of, all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement, the Offer, the Merger and the other Transactions. Each party hereto shall promptly inform the other of any communication from any Governmental Entity regarding any of the Transactions. If any party hereto or Affiliate thereof receives a request for additional information or documentary material from any such Governmental Entity with respect to any of the Transactions, then such party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other parties, an appropriate response in compliance with such request. To the extent that transfers, amendments or modifications of permits (including environmental permits) are required as a result of the execution of this Agreement or consummation of any of the Transactions, each party shall use its reasonable best efforts to effect such transfers, amendments or modifications.

(c) If required, the Company and Parent shall file as soon as practicable notifications under the HSR Act and respond as promptly as practicable to any inquiries received from the Federal Trade Commission and the Antitrust Division of the Department of Justice for additional information or documentation and respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection with antitrust matters. Concurrently with the filing of notifications under the HSR Act or as soon thereafter as practicable, the Company and Parent shall each request early termination of the HSR Act waiting period, and each shall use its reasonable best efforts to take such action as may be required to cause the expiration of the waiting period under the HSR Act with respect to the Transactions as promptly as practicable after the execution of this Agreement. Each of the Company and the Parent shall use all reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the Transactions under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, and the Federal Trade Commission Act, as amended, and any Non-U.S. Monopoly Laws (collectively, "Antitrust Laws"). In connection with the filings under the Antitrust Laws, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any Transaction as violative of any Antitrust Law, each of Parent and the Company shall cooperate and use all reasonable efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any Order, that is in effect and that prohibits, prevents or restricts consummation of the Offer, the Merger or any other Transactions, unless either party, in good faith, determines that litigation is not in their respective best interests. Notwithstanding the provisions of the immediately preceding sentence, it is expressly understood and agreed that neither the Company nor Parent shall have any obligation to litigate or contest any administrative or judicial action or proceeding or any Order beyond the date of a ruling preliminarily enjoining the Merger issued by a court of competent jurisdiction.

(d) Notwithstanding anything to the contrary in Section 5.7(a), (b) or (c): (1) neither Parent nor any of its Subsidiaries shall be required to divest or hold separate any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation, that could reasonably be expected to have a Parent Material Adverse Effect on Parent or on Parent combined with the Company after the Effective Time, (2) for purposes of this Section, neither the Company nor any of its Subsidiaries shall be entitled to divest, nor shall it commit to divest, any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation, that could reasonably be expected to have a Company Material Adverse Effect on the Company or on the Company combined with the Parent after the Effective Time, and (3) except as provided in Section 5.7(c), nothing in this Agreement shall be deemed to require Parent or Acquisition Sub to commence any litigation against any entity in order to facilitate the consummation of any of the Transactions or to defend against any litigation brought by any
Governmental Entity seeking to prevent the consummation of any of the Transactions.

Section 5.8.......Employee Benefits.

(a) As of the earlier of the Changeover Time or the Effective Time, and subject to subsection (b) of this Section 5.8, Parent shall, as to Retained Employees, either (1) cause the Company Benefit Plans in effect at the date of this Agreement, to remain in effect as of the earlier of the Changeover Time or the Effective Time, or (2) initially provide employee benefits to Retained Employees under plans or other arrangements which, in the aggregate, provide a substantially similar level of benefits as those provided under comparable Benefit Plans of SGII or its Affiliates as in effect as of the earlier of the Changeover Time or the Effective Time; provided, however that the foregoing shall not apply to any provisions of any Company Benefit Plan under which employees may receive, or under which employee benefits are based on, Company capital stock or to the extent inconsistent with any employment agreement with any employee.

(b) Except as set forth in the Employment Agreement to be entered into with Steven M. Saferin, Parent has no current plans to implement or cause to be implemented a salary reduction program applicable to the employees of the Surviving Corporation or to materially reduce the number of employees of the
Surviving Corporation (excluding those employees of the Company who have been informed on or prior to the date of this Agreement of an anticipated change in their employment status with, or in their compensation as an employee of, the Company or the Surviving Corporation ("Non-Retained Employees")). Notwithstanding the foregoing, nothing in this Agreement shall (1) in any way restrict or limit Parent or the Surviving Corporation with respect to their ability to modify the terms of employment or to terminate any of the employees of the Surviving Corporation from and after the Effective Date, (2) be deemed in any way to create an employment or condition of employment, or (3) limit Parent or Surviving Corporation's ability to modify, alter or terminate any applicable Benefit Plans, in its good faith business judgment after the Effective Time.

(c) Retained Employees of the Company and each Company Subsidiary as of the earlier of the Changeover Time or the Effective Time will be credited with service accrued prior to the earlier of the Changeover Time or the Effective Time with the Company and any Company Subsidiary for purposes of determining eligibility to participate, vesting, eligibility for early retirement and vacation and paid time off entitlement under any employee benefit plan or arrangement established or maintained by Parent or the Surviving Corporation and made available to such employees.

Section 5.9.......No Solicitation by the Company.

(a) Neither the Company nor any Company Subsidiary shall (and the Company shall cause the officers, directors, employees, representatives and agents of the Company and each Company Subsidiary or Affiliate of the Company, including, but not limited to, investment bankers, attorneys and accountants (collectively, the "Representatives"), not to), directly or indirectly, knowingly encourage, solicit, participate in (except for immaterial contact not willfully initiated and promptly terminated once the prohibited nature of such contact is known) or initiate discussions or negotiations with, or provide any information to, (except for non-material information provided as a result of immaterial contact not willfully initiated and promptly terminated after the prohibited nature of such contact is known), any Person or group (other than Parent, any of its Affiliates, representatives or agents) concerning any Company Acquisition Proposal, except that nothing contained in this Section 5.9(a) or any other provision hereof shall prohibit the Company, its Representatives or the Company Board of

         Directors from (1) taking and disclosing to the Company's stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act, or (2) making any disclosure to the Company's stockholders if, in the good faith judgment of the Board, after consultation with outside counsel, failure to make such disclosures would be contrary to its obligations under applicable law, provided that the Company may not, except as permitted by Section 5.9(c), withdraw or modify, or propose to withdraw or modify, its position with respect to the Offer and the Merger. Upon execution of this Agreement, the Company will immediately cease any existing activities, discussions or negotiations with any Persons other than Parent and Acquisition Sub conducted heretofore with respect to any of the foregoing. Notwithstanding the foregoing, prior to the acceptance of Shares pursuant to the Offer, the Company or its Representatives may furnish information concerning its business, properties or assets to any Person pursuant to appropriate confidentiality agreements, and may negotiate and participate in discussions and negotiations with such entity or group concerning an Acquisition Proposal if such proposal is a Superior Proposal not solicited in violation of this Agreement.

(b)      An Acquisition Proposal will be a Superior Proposal only if:

(1) a Person has, on an unsolicited basis, submitted a written proposal to the Company Board of Directors relating to any Acquisition Proposal which the Board determines in good faith (based on the advice of a financial adviser of nationally recognized reputation) to be reasonably capable of being completed on substantially all of the terms proposed and to be more favorable to the Company and its stockholders and to be a proposal for which financing, to the extent required, is then committed or which in the good faith judgment of the Company Board of Directors, is reasonably capable of being obtained by such Person; and

(2) the Company Board of Directors determines in good faith, after consultation with outside counsel, that such action is required to act in a manner consistent with the Board's fiduciary duties to the Company's stockholders under applicable law determined, in the case of any Acquisition Proposal other than for cash, only after the receipt of advice from the Company's investment banking firm that the Acquisition Proposal is superior, from a financial point of view, to the Offer and the Merger;

(c) The Company shall, as promptly as possible (and in no event later than twenty-four (24)) hours notify Parent, orally and in writing, of the existence of any Acquisition Proposal, or any modification of or amendment to any Acquisition Proposal, or any request for non-public information relating to the Company or any of its Subsidiaries in connection with an Acquisition Proposal, and the Company will immediately communicate to Parent, orally and in writing, the terms of any Acquisition Proposal, modification or request which it may receive, the identity of the party making such Acquisition Proposal, modification or request, and copies of all information considered by the Company in determining that the Acquisition Proposal constitute a Superior Proposal and whether the Company is providing or intends to provide the Person making the Acquisition Proposal, modification or request with access to information concerning the Company, and will immediately provide to Parent copies of any written materials received by the Company describing or stating such Acquisition Proposal or in connection therewith. The Company will promptly provide to Parent any non-public information concerning the Company provided to any other party which was not previously provided to Parent. Except as set forth in this Section 5.9(c), neither the Company Board of Directors nor any committee thereof shall (1) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Acquisition Sub, the approval or recommendation by such Board of Directors or any such committee of this Agreement or the Transactions, (2) approve or recommend or propose to approve or recommend, any Acquisition Proposal, or (3) enter into any agreement with respect to any Acquisition Proposal. Notwithstanding the foregoing, prior to the time of acceptance for payment of Shares in the Offer, the Company Board of Directors may withdraw or modify its approval or recommendation of this Agreement or the Merger, approve or recommend a Superior Proposal, or enter into an agreement with respect to a Superior Proposal, and may terminate this Agreement in order to concurrently enter into an agreement with respect to such Superior Proposal, in each case at any time after the fifth (5th) Business Day following delivery to Parent of written notice from the Company advising Parent that the Company Board of Directors has received a Superior Proposal which it intends to accept, specifying the material terms and conditions of such Superior Proposal, and identifying the Person making such Superior Proposal, but only if the Company shall have caused its financial and legal advisors to, if requested by the Parent, negotiate with Parent to make such adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with the transactions contemplated herein on such adjusted terms and, at the end of such five (5) Business Day period, the Company Board of Directors, in good faith continues reasonably to believe, that the Acquisition Proposal constitutes a Superior Proposal. Any such withdrawal, modification or change of the recommendation or the Company Board of Directors, the approval or recommendation or proposed approval or recommendation of any Superior Proposal or the entry by the Company into any agreement with respect to any Superior Proposal shall not change the approval of the Company Board of Directors for purposes of causing any state takeover statute or other state law to be inapplicable to the Transactions, including each of the Offer, the Merger and Merger Agreement and the Stock Purchase Agreement.

Section 5.10......Publicity.

         The initial press release with respect to the execution of this Agreement, the Offer and the Merger shall be a joint press release acceptable to Parent and the Company. Thereafter, until the earlier of the Changeover Time or the Effective Time, or the date the Transactions are terminated or abandoned pursuant to Article VII, the Company and Parent shall use reasonable efforts to consult with the other party prior to the Company, Parent or any of their respective Affiliates issuing or causing the publication of any press release or other announcement with respect to the Merger, the Offer and this Agreement or the other Transactions without prior written approval of the other party, except for references to earlier releases or announcements and except as may be required by law or by any listing agreement with a national securities exchange or trading market.

Section 5.11......Notification of Certain Matters.

         Each of the Company and the Parent shall give prompt notice to the other of (1) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the date the Acquisition Sub purchases Shares pursuant to the Offer, (2) any condition set forth in Annex I that is unsatisfied in any material respect at any time from the date hereof to the date the Acquisition Sub purchases Shares pursuant to the Offer (except to the extent it refers to a specific date), and
(3) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.11 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

Section 5.12......State Takeover Laws.

         If any state takeover statute becomes or is deemed to become applicable to the Agreement, the acquisition of Shares or the related voting power pursuant to the Offer, the Merger or the other Transactions, the Company and the Parent shall take all action necessary to render such statute inapplicable to all of the foregoing.

Section 5.13......Gaming Approvals; Denial of Licenses.

(a) Upon the terms and subject to the conditions set forth in this Agreement, each of the Company and Parent agrees to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, registrations, licenses, findings of suitability, qualifications, consents, waivers, variances, exemptions, orders, approvals and authorizations of all Governmental Entities under all Gaming Laws which are necessary in connection with the consummation of the transactions contemplated by this Agreement (where required to be made or obtained prior to or after the Effective Time) (all of the foregoing, collectively "Gaming Approvals") and to comply with the terms and conditions of all such Gaming Approvals. Each of the Company and Parent shall use all commercially reasonable efforts to, and to cause their respective officers, directors and affiliates to file within 45 days after the date hereof, and in all events shall file within 75 days after the date hereof, all required initial applications and documents in connection with obtaining the Gaming Approvals and shall act reasonably and promptly thereafter in responding to additional requests in connection therewith. Parent and Company shall have the right to review in advance, subject to the Confidentiality Agreement, and to the extent practicable, each will consult with the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to the Company or Parent, as the case may be, and any of their respective subsidiaries, directors, officers and stockholders, which appears in any filing made with, or written materials submitted to, any Governmental Entity in connection with the transactions contemplated by this Agreement. The Company and Parent agree to promptly advise each other upon receiving any communication from any Governmental Entity which causes such party to believe that there is a reasonable likelihood that any Gaming Approval required from such Governmental Entity will not be obtained or that the receipt of any such approval will be materially delayed.

(b) Nothing in this Agreement shall obligate Parent to take any action which would require the voluntary surrender, forfeiture or other termination by Parent of a Gaming Approval then held by Parent or any of its subsidiaries or Affiliates if Parent determines in good faith that it is inadvisable to do so.

(c) If any person shall become an Ineligible  Person prior to the Closing,  then
(1) each Ineligible Person shall, and Parent or the Company shall cause each Ineligible Person to, immediately and permanently, resign from any position, including as director or officer, in the Company, Parent Merger Sub or any of their Affiliates, and each Ineligible Person shall have no further management role in the Company, Parent, Merger Sub or any of their Affiliates, (2) if required to do so by any Governmental Entity as a condition to receipt of any Gaming Approval, each Ineligible Person shall, and Parent or the Company shall cause each Ineligible Person to, dispose of all of its securities or other ownership interests in Parent or the Company, and (3) each Ineligible Person shall, and Parent or the Company shall cause each Ineligible Person to, cooperate with the Company, Parent and Merger Sub in their efforts to obtain and retain in full force and effect the Gaming Approval.

(d) "Ineligible Person" shall mean any Person (1) who owns any capital stock or other interest in Parent or the Company and who is denied a Gaming Approval, disqualified from eligibility for a Gaming Approval or found unsuitable by any Governmental Entity before the Closing Date (2) whose continued involvement in the business of Parent or the Company or any of its Affiliates, whether as an employee, director, officer or otherwise, is reasonably likely to have a Material Adverse Effect on the likelihood that any Governmental Entity will issue a Gaming Approval to the Company, the Surviving Corporation, Merger Sub or Parent, or (3) is expressly precluded from having any continuing interest in the Company, the Surviving Corporation, Merger Sub or Parent in any Gaming Approval granted by a Governmental Entity as a condition to the issuance or continued validity of any Gaming Approval by any Governmental Entity.

Section 5.14......Acquisition Sub Compliance.

         Parent  shall  cause   Acquisition  Sub  to  comply  with  all  of  its
obligations under or related to this Agreement.

Section 5.15......Indemnification; D&O Insurance.

(a) The certificate of incorporation and the by-laws of the Surviving Corporation shall contain provisions with respect to indemnification and exculpation from liability no less favorable than the provisions set forth in the Company's articles of incorporation and by-laws on the date of this Agreement, which provisions, so long as the Surviving Corporation maintains its corporate existence and is a direct or indirect Subsidiary of Parent, shall not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that in the aggregate would have a material adverse affect on the rights thereunder of individuals who on or prior to the Effective Time were directors, officers or employees of the Company or its Subsidiaries and were entitled to indemnification under the Company's articles of incorporation and bylaws, unless such modification is required by law. From and after the Effective Time, Parent and the Surviving Corporation (so long as it maintains its corporate existence and is a direct or indirect Subsidiary of Parent), except as provided in the case of clauses (A), (B) and (C) of this
Section 5.15(a), shall, to the fullest extent permitted under applicable law, or under the Surviving Corporation's Certificate of Incorporation or By-laws, indemnify and hold harmless, each of the directors and officers of the Company as of the date of this Agreement (the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and, subject to the proviso of the next succeeding sentence, amounts paid in settlement in connection with any threatened, pending or completed civil claim, action, suit, proceeding or investigation arising out of any acts or omissions occurring at or prior to the Effective Time (and whether asserted or claimed prior to, at or after the Effective Time) that are, in whole or in part, based on or arising out of the fact that such person is or was a director, officer or employee of the Company or any of its Subsidiaries or served as a fiduciary under or with respect to any employee benefit plan (within the meaning of Section 3(3) of ERISA) at any time maintained by or contributed to by the Company or any of its Subsidiaries ("Indemnified Liabilities") and all Indemnified Liabilities to the extent they are based on or arise out of the transactions contemplated by this Agreement, in each case until the expiration of the applicable statute of limitations. If the Offer shall have been closed, then in the event of any such threatened, pending or completed claim, action, suit, proceeding, or investigation (whether or not arising before the Changeover Time or the Effective Time), (1) the Parent shall, subject to the limitations set forth herein and applicable law, pay the reasonable fees and expenses of counsel, selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Parent promptly after statements therefor are received and otherwise advance to such Indemnified Party, upon request reimbursement of documented expenses reasonably incurred, such payments shall be made in advance of the final disposition of any such claim, action, suit, proceeding or investigation to each Indemnified Party to the full extent permitted by applicable law, provided that the person to whom expenses are advanced provides an undertaking to repay such advance if it is ultimately determined that such person is not entitled to indemnification including, without limitation, (A) as a matter of law or public policy, (B) as a result of a determination that such Indemnified Party breached his fiduciary duties with respect to his duty of loyalty , that such person acted or failed to act other than in good faith or that such person's actions or failure to act involved intentional misconduct or a knowing violation of law or was in connection with a transaction from which the Indemnified Party derived an improper personal benefit or was in violation of D.G.C.L. ss.174, or (C) to the extent such fees and expenses are attributable to an aspect of such claim, action, suit, proceeding or investigation in which a person was not the prevailing party, (2) the Parent and the Company will cooperate in the defense of such matter, and (3) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under applicable law and the articles of incorporation or bylaws shall be made by independent counsel mutually acceptable to the Parent and the Indemnified Party; provided, however, that the Parent shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed); and provided, further, that, in the event that any claim or claims for indemnification are asserted or made within such applicable statute of limitations, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any and all such claims. The Indemnified Parties, as a group, may retain only one law firm to represent them, subject to any requirements to associate local counsel, in each applicable jurisdiction unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties, in which case each Indemnified Person with respect to whom such a conflict exists (or group of such Indemnified Persons who, among them, have no such conflict) may retain one separate law firm, subject to any requirement to associate local counsel in each applicable jurisdiction.

(b) In the event that the Parent or any of its successors or assigns (1) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (2) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision will be made so that the successors and assigns of the Parent will undertake obligations which are not materially less favorable than those set forth in this Section 5.15.

(c) The Company shall maintain in effect through the Effective Time, and after the Effective Time, Parent shall use commercially reasonable efforts to maintain or cause Surviving Corporation (so long as the Surviving Corporation shall maintain its corporate existence and shall be a direct or indirect Subsidiary of Parent) to maintain, in effect for six (6) years after the Effective Time: (1) the Company's current directors' and officers' liability insurance or other directors' and officers' liability insurance with a reputable and financially sound insurer that provides coverage that is no less favorable than the Company's current policy, in each case, covering acts or omissions occurring prior to the Effective Time with respect to those persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms with respect to such coverage and amount no less favorable than those of such policy in effect on the date hereof, and (2) the Company's current fiduciary liability insurance policies for employees who serve or have served as fiduciaries under or with respect to any Company Benefit Plan described in
Section 3.12(a) or other fiduciary liability insurance with a reputable and financially-sound insurer that provides coverage that is not materially less favorable than the Company's current policy, in each case, covering acts or omissions occurring prior to the Effective Time with respect to those persons who are currently covered by the such fiduciaries' liability insurance policy on terms with respect to such coverage and amount no less favorable than those of such policy in effect on the date hereof; provided, in each case that in no event in any year in such six year period shall the Parent or the Surviving Corporation be required to pay aggregate annual premiums for all insurance under this Section 5.15(c) in excess of 150% of the aggregate annual premiums paid by the Company for its year ending December 31, 2001 for such insurance; and provided, further, that if the annual premiums for such insurance coverage exceed such amount, the Parent shall be obligated to obtain a policy with the best coverage reasonably available, in the reasonable judgment of the Board of Directors of the Parent, for a cost up to but not exceeding such amount but such coverage in no event need be more favorable than that then afforded by Parent to its own executive officers and directors.

(d) The provisions of this Section 5.15 (1) shall survive the consummation of the Merger at the Effective Time and are intended to be for the benefit of, and will be enforceable by, each Indemnified Party, his or her heirs and his or her representatives and (2) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

Section 5.16......Control of Other Party's Business.

         Nothing contained in this Agreement shall give the Parent, directly or indirectly, the right to control or direct the Company's operations prior to the earlier of the Changeover Time or the Effective Time. Nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct the Parent's operations at any time. Prior to the Effective Time, each of the Parent and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

Section 5.17......Interim Directors.

         Pursuant to Section 1.3(b), the Company shall use its reasonable best efforts to cause a sufficient number of its current directors to continue as Independent Directors of the Company until the Effective Time.

Section 5.18......Certain Consents.

         The Company shall obtain consents set forth in Section 3.7(a) of the Company Disclosure Schedule prior to the closing of the Offer. The failure to obtain any or all of the third party consents and approvals set forth in Section 3.7(a) prior to closing of the Offer shall constitute a Company Material Adverse Effect. Each of the consents identified in Section 3.7(a) of the Company Disclosure Schedule shall be obtained without the payment of any consideration by the Company to any Person, except as otherwise expressly agreed to in writing by Parent in its good faith discretion, and shall be in substantially the form of Exhibit 5.18 hereto (or such other form as Parent shall consent to in its good faith discretion) with respect to the Merger and related matters set forth in such form of Consent. The Company also shall use its best efforts to obtain all of the consents identified in Section 3.7(b) of the Company Disclosure Schedules in the same manner as, and subject to the same limitations on payment with respect to, the consents identified in Section 3.7(a) of the Company Disclosure Schedule. Parent acknowledges that if the Company obtains at least a majority of the consents identified in Section 3.7(b) of the Company Disclosure Schedule, the failure to obtain any or all of the remaining consents set forth in Section 3.7(b) of the Company Disclosure Schedule shall not, individually or in the aggregate, have a Company Material Adverse Effect.

                                   ARTICLE VI
                                   CONDITIONS

Section 6.1.......Conditions Precedent to Obligations of  Parent and Acquisition
                  Sub to Effect the Merger.

         The respective obligations of Parent and Acquisition Sub to effect the Merger shall be subject to the satisfaction or waiver at or prior to the Closing Date, of each of the following conditions:

(a) Antitrust Approvals. All waiting periods (and any extension thereof), if any, under the HSR Act applicable to the Merger shall have expired or been terminated, and all consents, waivers, approvals and authorizations required to be obtained, and all filings or notices required to be made by the parties hereto with any Governmental Entity pursuant to the HSR Act shall have been obtained or made;

(b) No Injunction or Restraints. No preliminary or permanent injunction or other order shall have been issued by any federal, state or foreign court or by any federal, state or foreign governmental or regulatory agency, body or authority and be in effect at the Effective Time which prohibits, restrains, restricts or enjoins (1) the Company Stockholder Meeting such that the Company Stockholder Approval has not or can not be obtained (unless such meeting or approval is not required as provided in Section 1.10 hereof) or (2) the consummation of the Merger, provided, however, that, in the case of an injunction or other order, each of the parties shall have used reasonable best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may have been entered;

(c) Statutes. No federal, state or foreign statute, rule, regulation, executive order, decree or order of any kind shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits, restrains, restricts or enjoins the consummation of the Merger or has the effect of making the Merger illegal;

(d) Stock Purchase Agreement. The purchase and sale of the Shares under the Stock Purchase Agreement shall have been consummated in accordance with its terms before or as of the Effective Time;

(e) Employment Agreement and Non-Compete Agreement. The Company and Steven M. Saferin shall have entered into the Employment Agreement and the Non-Compete Agreement and such agreements shall be in full force and effect as of the Effective Time;

(f) Consents Obtained. All governmental consents, waivers, approvals, authorizations or orders required for the consummation of the Merger, other than those set forth in Section 3.7(b), shall have been obtained and shall be in effect at the Effective Time.

Section  6.2.......Conditions  Precedent to Obligations of the Company to Effect
the Merger.

         The obligations of the Company to effect the Merger shall be subject to the satisfaction or waiver at or prior to the Effective Time, of each of the following conditions:

(a) Stockholder Approval. The Company Stockholder Approval shall have been obtained (except as otherwise provided in Section 1.10 hereof);

(b) Antitrust Approvals. All waiting periods (and any extension thereof), if any, under the HSR Act applicable to the Merger shall have expired or been terminated, and all consents, waivers, approvals and authorizations required to be obtained, and all filings or notices required to be made by the parties hereto with any Governmental Entity pursuant to the HSR Act shall have been obtained or made;

(c) No Injunction or Restraints. No preliminary or permanent injunction or other order shall have been issued by any federal, state or foreign court or by any federal, state or foreign governmental or regulatory agency, body or authority and be in effect at the Effective Time which prohibits, restrains, restricts or enjoins (1) the Company Stockholder Meeting such that the Company Stockholder Approval has not or can not be obtained (unless such meeting or approval is not required as provided in Section 1.10 hereof) or (2) the consummation of the Merger, provided, however, that, in the case of an injunction or other order, each of the parties shall have used reasonable best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may have been entered;

(d) Statutes. No federal, state or foreign statute, rule, regulation, executive order, decree or order of any kind shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits, restrains, restricts or enjoins the consummation of the Merger or has the effect of making the Merger illegal;

Section 6.3.......Frustration of Closing Conditions.

         Neither the Parent nor the Company may rely on the failure of any condition set forth in Section 6.1 or Section 6.2, as the case may be, to be satisfied if such failure was caused by such party's failure to use reasonable best efforts to consummate the Merger and the other Transactions, as required by and subject to Section 5.6.

                                  ARTICLE VII
                                  TERMINATION

Section 7.1.......Termination.

         This Agreement may be terminated and the Transactions may, at the election of the terminating party, be abandoned at any time prior to the Effective Time, whether before or after the Company Stockholder Approval:

(a) by mutual written consent duly authorized by the respective Boards of Directors of Parent and the Company; or

(b)      by Parent:

(1) if, prior to the Changeover Time, the Company has breached in any respect any representation, warranty, covenant or other agreement contained in this Agreement which (A) would give rise to the failure of a condition set forth in Annex I, or if any of the conditions set forth on Annex I shall not have been satisfied or waived by Parent, which is not cured within thirty (30) days after written notice thereof or is incapable of being cured by the Company, or (B) has not been waived by Parent pursuant to the provisions hereof;

(2) if the Minimum Condition shall not have been satisfied by the Expiration Date (including any extensions thereof); provided, however, that Parent shall not be entitled to terminate this Agreement pursuant to this Section 7.1(b) if it or Acquisition Sub is in material breach of its representations and warranties, covenants or other obligations under this Agreement and such breach has been the cause of such failure to satisfy the Minimum Condition;

(3) if due to an occurrence or circumstance that would result in a failure to satisfy any condition set forth in Annex I hereto, Acquisition Sub shall have (A) failed to commence the Offer within five (5) Business Days following the public announcement of the execution of this Agreement, (B) terminated the Offer without having accepted any Shares for payment thereunder or (C) failed to accept Shares for payment pursuant to the Offer prior to the Termination Date, unless such action or inaction under clauses (A), (B) or (C) shall have been principally caused by or resulted from the failure of Parent or Acquisition Sub to perform, in any material respect, any of the material covenants or agreements of Parent or Acquisition Sub contained in this Agreement, or the material breach by Parent of Acquisition Sub of any of their material representations and warranties contained in this Agreement;
(4)      if the Company breaches its obligations under Section 5.9;

(5) if, at the Company Shareholder Meeting, if any, (including any adjournment or postponement thereof), the Company Shareholder Approval shall not have been obtained; or

(6) if Saferin has breached in any material respect any representation, warranty, covenant or other agreement contained in the Stock Purchase Agreement, which is (A) not cured within ten (10) days after written notice thereof or is incapable of being cured by Saferin, or (B) has not been waived by Parent pursuant to the provisions thereof;

(7)      if the Company shall not have obtained the consents  listed in Schedule
         1.1 of the Company Disclosure Schedule pursuant to the form of consent set forth in Exhibit 1.1 to this Agreement within twenty (20) Business Days of the date of this Agreement.

(c)      by the Company:

(1) if, prior to the Effective Time, Parent or Acquisition Sub has breached in any respect any representation, warranty, covenant or other agreement contained in this Agreement which (A) would give rise to the failure of a condition set forth in this Agreement, which is not cured within ten (10) days after written notice thereof or is incapable of being cured by the Parent; or (B) has not been waived by the Company pursuant to the provisions hereof;

(2) in accordance with Section 5.9(c); provided, that, in order for the termination of this Agreement pursuant to this Section 7.1(c)(2), to be deemed effective, the Company shall have complied with all provisions contained in Section 5.9 and Section 7.3, including the payment of the Termination Fee and Expenses as provided therein;

(3) if Acquisition Sub shall have, in accordance with the terms hereof (including any requirement to extend the Offer for any such failures or otherwise) (A) failed to commence the Offer as set forth in Section 1.1 of this Agreement, (B) terminated the Offer without having accepted any Shares for payment thereunder, or (C) failed to pay for Shares validly tendered pursuant to the Offer in accordance with the terms thereof, unless such termination or failure to pay for Shares shall have been caused by or resulted from the failure of Company or Saferin to perform in any material respect any covenant or agreement of either of them contained in this Agreement or the Stock Purchase Agreement or the material breach by Company or Saferin of any representation or warranty of either of them contained in this Agreement or the Stock Purchase Agreement.

(d)      by either Parent or the Company:

(1) if (A) the Offer shall have expired without any Shares being purchased thereto, or (B) Acquisition Sub shall not have accepted for payment any Shares pursuant to the Offer by February 28, 2003 (the "Termination Date"); provided, that the right to terminate this Agreement pursuant to this clause shall not be available to any party whose failure to fulfill any material obligation of this Agreement or other material breach of this Agreement has been the cause of, or resulted in, the failure of the Effective Time of the Merger to have occurred on or prior to the aforesaid date; or

(2) if any court of competent jurisdiction or any Governmental Entity having authority with respect thereto shall have issued an order, decree or ruling or taken any other action permanently restricting, enjoining, restraining or otherwise prohibiting the Transactions and such order, decree, ruling or other action shall have become final and non-appealable and prior to such termination and subject to the exclusions under Section 5.7(c), the parties shall have used reasonable best efforts to resist, resolve, or lift, as applicable, such judgment, injunction, order or decree.

Section 7.2.......Effect of Termination.

         In the event of termination of this Agreement by Parent or the Company, as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation hereunder on the part of the Company, Parent or Acquisition Sub or their respective officers or directors (except as set forth in Section 1.3(a), Section 3.25, Section 5.6, this Section 7.2, Section 7.3, Section 9.3, Section 9.5, Section 9.6, Section 9.7, Section 9.8, Section
9.9 and Section 9.10, which shall survive the termination); provided, however, that nothing contained in this Section 7.2 or in Section 7.3 shall relieve any party hereto from any liability for any willful and material breach by such party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

Section 7.3.......Payment of Certain Fees and Expenses.

(a) Except as set forth in this Section 7.3, all fees and expenses incurred by Parent and/or Acquisition Sub in connection with this Agreement and the Transactions contemplated hereby shall be paid by Parent and/or Acquisition Sub, and all fees and expenses incurred by the Company in connection with this Agreement and the Transactions contemplated hereby shall be paid by the Company, in each case, whether or not the Merger is consummated; provided, however, that Parent and the Company shall share equally all fees and expenses, incurred in relation to the printing and filing with the SEC of the Offer Documents, 14D-9 and Proxy Statement (including any preliminary materials related thereto) and any amendments or supplements thereto.

(b) If this Agreement is terminated by Parent in accordance with Section 7.1(b)(1) or Section 7.1(b)(4) as a result of a knowing or willful breach by the Company, then the Company shall pay to Parent the Termination Fee and the Expenses of Parent and Acquisition Sub. If this Agreement is terminated by Parent in accordance with Section 7.1(b)(1) hereof as a result of a non-willful breach by Company, then the Company shall pay to Parent the Expenses, not to exceed $500,000, of Parent and Acquisition Sub.

(c) If this Agreement is terminated by the Company pursuant to Section 7.1(c)(1) as a result of a knowing or willful breach by Parent, then Parent shall pay to the Company the Termination Fee and the Expenses of the Company. If this Agreement is terminated by the Company in accordance with Section 7.1(c)(1) as a result of a non-willful breach by Parent, then Parent shall pay the Company its Expenses, not to exceed $500,000. If this Agreement is terminated by the Company in accordance with Section 7.1(c)(2), then the Company shall pay to Parent the Termination Fee and the Expenses of the Parent and Acquisition Sub.

(d) The parties acknowledge that the agreements contained in Section 7.3(b) and Section 7.3(c) are an integral part of the Transactions contemplated by this Agreement, and that, without these agreements, the Company and Parent would not enter into this Agreement.

(e) Any payment of an applicable Termination Fee and/or applicable Expenses pursuant to this Section 7.3 shall be made as follows:

(1) in the case of a termination pursuant to Section 7.1(b)(1) or Section 7.1(c)(1), the Termination Fee and Expenses (not to exceed $500,000 in the case of a non-willful breach) shall be paid within one Business Day after termination of this Agreement;

(2) in the case of a termination pursuant to Section 7.1(b)(4), the Termination Fee will be paid to Parent within one Business Day after termination of this Agreement and the Expenses of Parent and Acquisition Sub will be paid promptly and, in no event, later than five Business Days after the submission of such Expenses for payment; and

(3) in the case of a termination pursuant to Section 5.9(c) and Section 7.1(c)(2), the Termination Fee will be paid to Parent within one Business Day after termination of this Agreement and the Expenses of Parent and Acquisition Sub will be paid promptly and, in no event, later than five Business Days after the submission of such Expenses for payment.

(f) If either party fails to pay to (or reimburse) the other party any fee or expense due hereunder (including any Termination Fee), such party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee and/or expense at the publicly announced prime rate of Citibank, N.A. from the date such fee was required to be paid to the date it is paid.

                                  ARTICLE VIII
                         DEFINITIONS AND INTERPRETATION

Section 8.1.......Definitions.

         For all purposes of this Agreement, except as otherwise expressly provided or unless the context clearly requires otherwise:

                  "Acquisition Proposal" shall mean any proposal or offer to acquire all or substantially all of the business or properties of the Company or at least a majority of the capital stock of the Company, whether by merger, tender offer, exchange offer, sale of securities or assets, or similar transactions involving the Company or any Subsidiary, division or operating or principal business unit of the Company.

                  "Acquisition Sub" shall have the meaning set forth in the first paragraph of this Agreement.

                  "Acquisition Sub Common Stock" shall mean common stock, par value $.01 per share, of Acquisition Sub.

                  "Affiliate" shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

                  "Agreement" or "this Agreement" shall mean this Agreement and Plan of Merger, together with the Exhibits hereto and the Parent Disclosure Schedule and the Company Disclosure Schedule.

                  "Antitrust Laws" shall have the meaning set forth in Section 5.7(c).

                  "Assets and Properties" of any Person shall mean all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including without limitation cash, cash equivalents, investment assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

                  "Balance Sheet" shall mean the most recent audited balance sheet of the Company and its consolidated subsidiaries included in the Company Financial Statements.

                  "Balance Sheet Date" shall mean the date of the Balance Sheet.

                  "Benefit Plan" shall mean each incentive compensation, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement; each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of Section 3(1) of ERISA); each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by any Person or by any ERISA Affiliate of such Person, or to which any Person or an ERISA Affiliate of such Person is party, for the benefit of any director, employee or former employee of such Person or any Subsidiary of such Person.

                  "Business Day" shall mean a day other than a Saturday, a Sunday or a day on which banks in New York, New York are permitted or required to close.

                  "Certificate" shall have the meaning set forth in Section 2.1(c).

                  "Certificate  of Merger"  shall have the  meaning set forth in
Section 1.4.

                  "Certificate of Ownership and Merger" shall have the meaning set forth in Section 1.4.

                  "Changeover Time" shall have the meaning set forth in Section 1.3(a).

                  "Charter Documents" means as to any Person the certificate of incorporation and bylaws or comparable organizational documents.

                  "Closing" shall mean the closing referred to in Section 1.7.

                  "Closing Date" shall mean the date on which the Closing occurs.

                  "Code" shall have the meaning set forth in Section 2.2(d). >><<<>>
                  "Company" shall have the meaning set forth in the first paragraph of this Agreement.

                  "Company  Agreements"  shall  have the  meaning  set  forth in
Section 3.23.

                  "Company  Award" shall mean each  outstanding  stock option or
award  (including   restricted  stock,  deferred  stock,  phantom  stock,  stock equivalents and stock units) of the Company.

                  "Company Board of Directors" shall mean the board of directors of the Company.

                  "Company Derivative Securities" shall mean all securities and other rights, including Company Options exercisable, convertible or exchangeable for Shares.

                  "Company  Disclosure   Schedule"  shall  mean  the  disclosure
schedule of even date herewith prepared by the Company and delivered to Parent simultaneously with the execution hereof.

                  "Company  Financial   Statements"  shall  mean  the  financial
statements (including any related notes thereto) of the Company included in the Company SEC Documents.

                  "Company Intellectual Property" shall mean all Intellectual Property that is necessary to conduct the business of the Company and its Subsidiaries as presently conducted.

                  "Company Material Adverse Effect" shall mean:

                  (a) any change, circumstance, development, effect, event, fact or occurrence that is or may reasonably be expected, individually or in the aggregate, to be materially adverse (an "Adverse Development") to (1) the ability of the Company to perform its obligations under this Agreement or to consummate the Transactions, or (2) the business, tangible assets, liabilities, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, other than any change, circumstance, development, effect, event, fact or occurrence (A) relating to the economy or securities markets of the United States or any other region in general, (B) relating to changes in conditions generally applicable to the business in which the Company and its Subsidiaries are involved, (C) resulting from entering into this Agreement or the consummation of the Transactions or the announcement thereof, or (D) relating to its business, financial condition or results of operations that has been expressly disclosed in writing to the other party prior to the date of this Agreement, provided however, that notwithstanding clause (C) above, any Adverse Development which would give rise to any liability on the part of the Company in excess of $500,000 or which would result in a reduction in the assets of the Company by an amount in excess of $500,000 shall conclusively be deemed to be a Company Material Adverse Effect and further provided however that costs incurred or accrued by the Company prior to the date of this Agreement with respect to the transaction and disclosed to, or known by, Parent shall not result in a Company Material Adverse Effect pursuant to the terms of the foregoing proviso.

                  (b) the issuance of a notice alleging a material default or breach under, or the termination or the non-renewal of any of the Contracts of the Company to use any of the Harley Davidson, Elvis Presley properties, or the issuance of a written notice of an intent to terminate, or of the intent not to exercise any renewal rights under, or of an intent not to renew, any of the Contracts of the Company to use any of the Harley Davidson, or Elvis Presley properties, or

                  (c) the issuance of a notice alleging a material default or breach under or the termination (except upon the ordinary expiration at the end of its term) of any of the Contracts of the Company with any of the States of New Jersey, Pennsylvania or Florida to provide products or services, the issuance of a written notice of an intent to terminate, any of the Contracts of the Company with any of the States of New Jersey, Pennsylvania or Florida to provide products or services; or the issuance of a written notice of the intent not to exercise any renewal rights under or of an intent not to renew, the Contracts of the Company with the State of New Jersey in existence as of the date of this Agreement.

                  "Company Option" shall mean an option or other right to purchase Shares which has been granted by the Company and which is outstanding at the Effective Time.

                  "Company Proposal" shall mean an Acquisition Proposal which satisfies both subsection (1) and subsection (2) of Section 5.9(b).

                  "Company  SEC  Documents"   shall  mean  each  form,   report,
schedule, statement and other document required to be filed by the Company since January 14, 1999 under the Exchange Act or the Securities Act.

                  "Company Stockholder Approval" shall mean the approval of the Transactions as contemplated by Section 1.9.

                  "Company  Stock  Plans"  shall have the  meaning  set forth in
Section 3.3(a).

                  "Company Subsidiary" shall mean each Person which is a Subsidiary of the Company.

                  "Company Warrants" shall mean a warrant to purchase Shares which has been granted by the Company and which is outstanding at the Effective Time.

                  "Confidentiality Agreement" shall have the meaning set forth in Section 5.6.

                  "Consolidated Operating Income" shall mean the operating income for the Company and its consolidated subsidiaries, all as determined in accordance with GAAP.

                  "Contract" means any agreement, lease, license, evidence of Indebtedness, mortgage, indenture, security agreement or other contract (whether written or oral).

                  "Copyrights" shall mean U.S. and foreign registered and unregistered copyrights (including, but not limited to, those in computer software and databases), rights of publicity and all registrations and applications to register the same.

                  "DGCL" shall mean the Delaware General Corporation Law, as amended.

                  "Dissenting  Shareholder"  shall have the meaning set forth in
Section 2.1(d)(2).

                  "Dissenting  Shares"  shall  have  the  meaning  set  forth in
Section 2.1(d)(2).

                  "Effective Time" shall have the meaning set forth in Section 1.5.

                  "Employment  Agreement"  shall have the  meaning  set forth in
Section 1.11.

                  "Environmental Claim" shall mean any claim, action, investigation or notice by any person or entity alleging potential liability for investigatory, cleanup or governmental response costs, or natural resources or property damages relating to (1) the presence, or release into the environment, of any Materials of Environmental Concern at any location owned or operated by the Company or any Company Subsidiary, or the Parent or any Parent Subsidiary, as the case may be, or (2) any violation of any Environmental Law.

                  "Environmental Law" shall mean each federal,  state, local and foreign law and regulation relating to pollution, protection or preservation of human health or the environment, including, without limitation, each law and regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the generation, storage, containment (whether above ground or underground), disposal, transport or handling of Materials of Environmental Concern, or the preservation of the environment or mitigation of adverse effects thereon and each law and regulation with regard to record keeping, notification, disclosure and reporting requirements respecting Materials of Environmental Concern.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" shall mean any trade or business, whether or not incorporated, that together with the Company would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Expenses" shall mean the reasonable and documented expenses of a party incurred in connection with the negotiation and execution of this Agreement and the transactions contemplated hereby (including but not limited to, reasonable fees and expenses of counsel and accountants, and out-of-pocket expenses and reasonable fees of financial advisors, including the expenses incurred in procuring an opinion from such financial advisor), and including the reasonable attorneys' fees and expenses incurred by a party in connection with any stockholder class action relating to this Agreement and the Transaction contemplated hereby which are incurred prior to the termination date of this Agreement, except as otherwise expressly provided for by this Agreement. Expenses shall not include any expenses for which insurance coverage is available and shall not include any expenses for which insurance coverage would be available but for the failure of the insured to assert a claim under the policy, or to maintain such policy in force and effect, or to comply with the applicable terms of such policy or to reasonably contest any denial of coverage under or reservation of rights under such policy.

                  "Expiration Date" shall have the meaning set forth in Section 1.1(b).

                  "GAAP" shall mean, as of any date of determination, generally accepted accounting principles in the United States, consistently applied and maintained on a consistent basis for the Company and its consolidated subsidiaries throughout the period indicated and consistent with the prior financial practice of the Company and its consolidated subsidiaries. The term "consistently applied" as used in connection therewith, means that the accounting principles applied as at a date or for a period specified are consistent in all material respects to those applied as at prior dates or for prior periods.

                  "Gaming  Approval(s)"  shall  have the  meaning  set  forth in
Section 5.13(a) of this Agreement.

                  "Gaming Laws" shall mean any Federal, state, local or foreign statute, ordinance, rule, regulation, permit, consent, registration, qualification, finding of suitability, approval, license, judgment, order, decree, injunction or other authorization, including any condition of limitation placed thereon, governing or relating to the current or contemplated lottery and other gaming activities and operations of Parent Company, Acquisition Sub or the Company or any of their subsidiaries.

                  "Governmental Entity" shall mean a court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency.

                  "HSR  Act"   shall   mean  the   Hart-Scott-Rodino   Antitrust
Improvements Act of 1976, as amended.

                  "Indebtedness" of any Person means all obligations of such Person (1) for borrowed money, (2) evidenced by notes, bonds, debentures or similar instruments, (3) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (4) under capital leases and (5) in the nature of guarantees of the obligations described in clauses (1) through (4) above of any other Person.

                  "Indemnified  Liabilities" shall have the meaning set forth in
Section 5.15(a).

                  "Indemnified  Party"  shall  have  the  meaning  set  forth in
Section 5.15(a).

                  "Independent  Directors"  shall have the  meaning set forth in
Section 1.3(b).

                  "Ineligible  Person"  shall  have  the  meaning  set  forth in
Section 5.13(b) of this Agreement.

                  "Intellectual  Property"  shall  mean  all of  the  following:
Trademarks, Patents, Copyrights and Trade Secrets.

                  "Licenses" shall mean all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental Entity.

                  "Liens" shall mean with respect to any property (whether tangible, intangible or mixed) or any other asset: any mortgage, pledge, claim, lien, charge, option, agreement, limitation on voting rights, encumbrance or security interest of any kind. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                  "Materials of Environmental Concern" shall mean toxic or hazardous substances, materials or wastes, solid wastes; petroleum, petroleum derivatives and petroleum products; asbestos or asbestos-containing materials; polychlorinated biphenyls; radon or lead or lead-based paints or materials.

                  "Merger" shall mean the merger of Acquisition Sub into the Company described in Section 1.4.

                  "Merger  Consideration"  shall have the  meaning  set forth in
Section 2.1(c).

                  "Minimum  Condition"  shall  have  the  meaning  set  forth in
Section 1.1(a).

                  "Non-Related  Party"  shall  have  the  meaning  set  forth in
Section 1.3(b).

                  "Offer" shall have the meaning set forth in Recitals.

                  "Offer Conditions" shall have the meaning set forth in Section 1.1(a).

                  "Offer Documents" shall have the meaning set forth in Section 1.1(b).

                  "Offer Price" shall have the meaning set forth in Recitals.

                  "Offer  to  Purchase"  shall  have the  meaning  set  forth in
Section 1.1(a).

                  "Order" means any decree, judgment, injunction, writ or similar judicial or administrative action and whether temporary, preliminary or permanent

                  "Parent" shall have the meaning set forth in the first paragraph of this Agreement.

                  "Parent Balance Sheet Date" shall mean the date of the most recent audited balance sheet of the Parent and its consolidated subsidiaries included in the Parent Financial Statements.

                  "Parent   Disclosure   Schedule"  shall  mean  the  disclosure
schedule of even date herewith prepared and signed by Parent and delivered to the Company simultaneously with the execution hereof.

                  "Parent   Financial   Statements"  shall  mean  the  financial
statements (including any related notes thereto) of the Parent included in the Parent Public Reports.

                  "Patents" shall mean issued U.S. and foreign patents and pending patent applications, patent disclosures, and any and all divisions, continuations, continuations-in-part, reissues, reexaminations, and extension thereof, any counterparts claiming priority therefrom, utility models, patents of importation/confirmation, certificates of invention and like statutory rights.

                  "Paying Agent" shall have the meaning set forth in Section 2.2(a).

                  "Person" shall mean a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

                  "Plan" shall have the meaning set forth in Section 3.12(a).

                  "Proxy Statement" shall mean the proxy statement of the Company prepared by the Company to be filed with the SEC pursuant to Section 1.9, together with all amendments and supplements thereto and including the exhibits thereto.

                  "Regulation M-A" shall have the meaning set forth in Section 1.1(b).

                  "Representatives" shall have the meaning set forth in Section 5.9(a).

                  "Retained Employee" means an employee of the Company as of the earlier of the Changeover Time or the Effective Time who is not a Non-Retained Employee.

                  "Schedule 14D-9" shall have the meaning set forth in Section 1.2.

                  "Schedule TO" shall have the meaning set forth in Section 1.1(b).

                  "SEC" shall mean the United States Securities and Exchange Commission.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "SGII" means Scientific Games International, Inc., a Delaware corporation.

                  "Shares" shall mean shares of common stock, par value $0.001 per share, issued by the Company.

                  "Special Meeting" shall have the meaning set forth in Section 1.9.

                  "Stockholder" shall have the meaning set forth in Recitals.

                  "Stock Purchase Agreement" shall have the meaning set forth in the Preamble and Section 1.11.

                  "Subsidiary" shall mean, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (a) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries or (b) such party or any other Subsidiary of such party is a general partner (excluding any such partnership where such party or any Subsidiary of such party does not have a majority of the voting interest in such partnership).

                  "Superior Proposal" shall mean an Acquisition Proposal which satisfies both subsection (1) and subsection (2) of Section 5.9(b).

                  "Surviving  Corporation"  shall have the  meaning set forth in
Section 1.4.

                  "Tax" or "Taxes" shall mean all taxes, charges, fees, duties, levies, penalties or other assessments imposed by any federal, state, local or foreign governmental authority, including, but not limited to, income, gross receipts, excise, property, sales, gain, use, license, custom duty, unemployment, capital stock, transfer, franchise, payroll, withholding, social security, minimum estimated, and other taxes, and shall include interest, penalties or additions attributable thereto.

                  "Tax Return" shall mean any material return or report relating to Taxes.

                  "Termination Date" shall mean the date this Agreement is validly terminated by a party pursuant to Section 7.1(d)(1).

                  "Termination Fee" shall mean the sum of $1,000,000 in U.S. currency.

                  "Title IV Plan" shall mean a Plan that is subject to Section 302 or Title IV of ERISA or Section 412 of the
Code.

                  "Trademarks" shall mean U.S. and foreign registered and unregistered trademarks, trade dress, service marks, logos, trade names, corporate names and all registrations and applications to register the same.

                  "Trade Secrets" shall mean all categories of trade secrets as defined in the Uniform Trade Secrets Act including, but not limited to, business information.

                  "Trading Day" shall mean any day on which securities are traded on the Nasdaq National Market or, if the Parent Shares are not then listed on the Nasdaq National Market, on the principal securities market on which the Parent Shares are then listed.

                  "Transactions" shall mean the transactions provided for or contemplated by this Agreement, including, without limitation, the Offer, the Stock Purchase Agreement, the Employment Agreement and the Merger.

                  "Voting Debt" shall mean indebtedness having general voting rights and debt convertible into securities having such rights.

Section 8.2.......Interpretation.

(a) When a reference is made in this Agreement to a section or article, such reference shall be to a section or article of this Agreement unless otherwise clearly indicated to the contrary.

(b) Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation."

(c) The words "hereof", "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified.

(d) The plural of any defined term shall have a meaning correlative to such defined term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

(e) A reference to any party to this Agreement or any other agreement or document shall include such party's successors and permitted assigns.

(f) A reference to any legislation or to any provision of any legislation shall include any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto.

(g) The parties have  participated  jointly in the  negotiation  and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

                                   ARTICLE IX
                                  MISCELLANEOUS

Section 9.1.......Amendment and Modification.

         This Agreement may be amended by the parties at any time before or after the Company Stockholder Approval; provided, however, that after any such approval, there shall not be made any amendment that by law requires further approval by the stockholders of the Company without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

Section 9.2.......Representations and Warranties.

         None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time. The foregoing sentence shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

Section 9.3.......Notices.

         All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                           if to Parent or Acquisition Sub, to:

                           Scientific Games International, Inc.
                           750 Lexington Avenue
                           25th Floor
                           New York, New York  10022
                           Attn:  Martin E. Schloss, Esq.
                           Vice President and General Counsel
                           Telephone No.: (212) 754-2233
                           Telecopy No.:  (212) 754-2372

                           with a copy (which shall not constitute notice) to:

                           Smith, Gambrell & Russell, LLP
                           1230 Peachtree Street, N.E.
                           Promenade II, Suite 3100
                           Atlanta, Georgia 30309
                           Attention:  Howard E. Turner, Esq.
                           Telephone No.: (404) 815-3500
                           Telecopy No.: (404) 685-6894

                           if to the Company, to:

                           MDI Entertainment, Inc.
                           201 Ann Street
                           Hartford, CT  06103
                           Attn:  Steven M. Saferin
                           President and CEO
                           Telephone No.: (817) 877-8960
                           Telecopy No.:   (817) 877-3066

                           with a copy (which shall not constitute notice) to:

                           Mintz Levin Cohn Ferris Glovsky and Popeo, P.C. 666 Third Avenue
                           New York, NY 10017
                           Attn:  Kenneth Koch, Esq.
                           Telephone:  (212) 692-6768
                           Telecopy No.  (212) 983-3115

Section 9.4.......Counterparts; Telecopier.

         This Agreement and the agreements referred to herein may be executed in one or more counterparts, all of which together shall be considered one and the same agreement. Transmission by telecopier of an executed counterpart of the Agreement and such other agreements shall be deemed to constitute due and sufficient delivery of such counterparts.

Section 9.5.......Entire Agreement; No Third Party Beneficiaries.

         This Agreement and the Confidentiality Agreement (including the documents and the instruments referred to herein and therein): (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, and (b) except as expressly provided in Section 5.15 following the Effective Time are not intended to confer upon any Person other than the parties hereto and thereto any rights or remedies hereunder. For the avoidance of doubt, the parties expressly acknowledge and agree that the Offer to Purchase is not part of this Agreement nor shall anything hereunder confer upon any Person other than the parties hereto any rights or remedies thereunder. No Person under any other document or instrument referred to herein or in the Confidentiality Agreement shall have any rights under this Agreement or the Confidentiality Agreement.

Section 9.6.......Severability.

         Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

Section 9.7.......Governing Law.

         This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

Section 9.8.......Enforcement and Interpretation.

(a) The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to interpret or enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity.

(b) In addition, each of the parties hereto (1) consents to submit itself to the exclusive personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the Transactions contemplated by this Agreement, (2) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (3) agrees that it will not bring any action relating to this Agreement or any of the Transactions contemplated by this Agreement in any court other than a Federal or state court sitting in the State of Delaware.

Section 9.9.......Waiver Of Jury Trial.

         EACH OF PARENT, ACQUISITION SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 9.10......Time of Essence.

         Each of the parties hereto hereby agrees that, with regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

Section 9.11......Extension; Waiver.

         At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

Section 9.12......Assignment.

         Neither this Agreement not any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Acquisition Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly owned Subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                           [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                          [SIGNATURES CONTINUED FROM PREVIOUS PAGE]



                  IN WITNESS WHEREOF, Parent, Acquisition Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                          SCIENTIFIC GAMES INTERNATIONAL, INC.

                          By    /s/ Martin E. Schloss
                                ---------------------
                                Name:  Martin E. Schloss
                                Title: Vice President

                          BLUE SUEDE ACQUISITION CORP.

                          By    /s/ Martin E. Schloss
                                ---------------------
                                Name:  Martin E. Schloss
                                Title: Vice President

                          MDI ENTERTAINMENT, INC.

                          By    /s/ Steven M. Saferin
                                ---------------------
                                Name:  Steven M. Saferin
                                Title: Chief Executive Officer

                                     ANNEX I

                                OFFER CONDITIONS

         Notwithstanding any other provisions of the Offer, and in addition to (and not in limitation of) Acquisition Sub's rights to extend and amend the Offer at any time in its sole discretion (subject to the provisions of the Merger Agreement), Acquisition Sub shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-l(c) under the Exchange Act (relating to Acquisition Sub's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for, and may delay the acceptance for payment of or, subject to the restriction referred to above, the payment for, any validly tendered Shares and may terminate the Offer if:

                  (1) the Minimum Condition shall not have been satisfied;

                  (2) any applicable waiting period under the HSR Act shall not have not expired or been terminated;

                  (3) the Merger Agreement shall have been terminated in accordance with its terms; or

                  (4) at any time on or after the date of the Merger Agreement and before the time of payment for any such Shares, any of the following events shall occur or shall be determined by Parent or Acquisition Sub to have occurred, which, in the reasonable good faith judgment of Parent or Acquisition Sub, in any such case, and regardless of the circumstances (including any action or inaction by Parent or Acquisition Sub) giving rise to such condition makes it inadvisable to proceed with the Offer and/or with such acceptance for payment of or payment for Shares:

                           (A) there  shall be  threatened  or pending any suit,
                  action or proceeding by any Governmental Entity or any security holder of the Company against Acquisition Sub, Parent, the Company or any Company Subsidiary or Saferin (i) seeking to prohibit or impose any material limitations on Parent's or Acquisition Sub's ownership or operation (or that of any of their respective Subsidiaries or Affiliates) of all or a material portion of (I) their, or (II) the Company's and the Company Subsidiaries' businesses or assets, taken as a whole, or to compel Parent or Acquisition Sub or their respective Subsidiaries and Affiliates to dispose of or hold separate any material portion of the business or assets of the Company or its Subsidiaries or Parent or Acquisition Sub or their respective Subsidiaries, (ii) challenging the acquisition by Parent or Acquisition Sub of any Shares under the Offer or pursuant to the Stock Purchase Agreement, seeking to restrain or prohibit the making or consummation of the Offer, the Merger or the performance of the other Transactions, or seeking to obtain from the Company, Parent or Acquisition Sub -- whether by reason of the Offer, the Merger or the performance of any of the other Transactions or otherwise -- any damages that are material in amount in relationship to the Company and its Subsidiaries taken as a whole, (iii) seeking to impose material limitations on the ability of Acquisition Sub, or rendering Acquisition Sub unable, to accept for payment, pay for or purchase some or all of the Shares pursuant to the Offer and the Merger, (iv) seeking to impose material limitations on the ability of Acquisition Sub or Parent effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote the Shares purchased by it on all matters properly presented to the Company's stockholders; or (v) which otherwise is reasonably likely to have a Company Material Adverse Effect;

                           (B) there  shall be any  statute,  rule,  regulation,
                  judgment, order or injunction enacted, entered, enforced, promulgated or deemed applicable to the Offer or the Merger, or any other action shall be taken by any Governmental Entity, other than the application to the Offer or the Merger of applicable waiting periods under HSR Act, that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (v) of subparagraph (4)(A) above;

                           (C) there shall have occurred (i) any general suspension of trading in, or limitation on price for, securities on the New York Stock Exchange or in the Nasdaq National Market System, for a period in excess of one trading day (including suspensions or limitations resulting from physical damage or interference with such exchanges not related to market conditions), (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory), (iii) any limitation (whether or not mandatory) by any United States governmental authority on the extension of credit by banks or other financial institutions, (iv) any decline in the Dow Jones Industrial Average, or the Standard & Poors 500 Index, by an amount in excess of 20% or more from the date of the Merger Agreement or the date of the Offer, (v) any decline in the Nasdaq Composite Index by an amount in excess of 30% or more from the date of the Merger Agreement or the date of the Offer (vi) a change in general financial bank or capital market conditions which materially or adversely affects the ability of financial institutions in the United States to extend credit or syndicate loans, or (vii) in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof; or

                           (D) any of the  representations and warranties of the
                  Company set forth in the Merger Agreement (i) that are qualified by reference to a "Material Adverse Effect" shall not be true and correct as of the date of the Merger Agreement and as of the date of each scheduled expiration of the Offer except for representations and warranties that relate to a specific date or time (which only need to be true and correct in all material respects as of such date or time); or (ii)
                  that are not qualified by reference to a "Material Adverse Effect" shall not be true and correct as of the date of the Merger Agreement in any material respect, and as of the date of each scheduled expiration of the Offer except for representations and warranties that relate to a specific date or time (which only need to be true and correct in all material respects as of such date or time).

                           (E) the Company  Board of Directors or any  committee
                  thereof shall have (i) withdrawn, or modified or changed in a manner adverse to the Transactions, to the Parent or to Acquisition Sub (including by amendment of the Schedule 14D-9), its recommendation of the Offer, the Merger Agreement, or the Merger, (ii) recommended any Acquisition Proposal or executed an agreement in principal or definitive agreement relating to an Acquisition Proposal, (iii) resolved to do any of the foregoing or (iv) taken a neutral position or made no recommendation with respect to another proposal or offer (other than by Parent or Acquisition Sub) after a reasonable amount of time (and in no event more than 10 Business Days following receipt thereof) has elapsed for the Company Board of Directors or any committee thereof to review and make a recommendation with respect thereto;

                           (F) the Company shall have breached or failed, in any
                  material respect, to perform or to comply with any agreement or covenant to be performed or complied with by it under the Merger Agreement;

                           (G) Acquisition Sub shall have failed to receive a certificate executed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, dated as of the expiration date of the Offer, to the effect that the conditions set forth in subparagraphs (4)(D) and (4)(E) of this Annex I have not occurred;

                           (H) all consents, Permits and approvals of Governmental Authorities and other Persons listed in Section 3.7(a) of the Company Disclosure Schedule shall not have been obtained;

                           (I) (i) the Company's  Consolidated  Operating Income
                  (determined in accordance with GAAP) for any quarterly or annual period subsequent from January 1, 1999 through the most recent fiscal quarter, is reduced or would be reduced by ten percent (10%) or more from that previously reported or which would be reported as a result of either (a) a change in the Company's accounting policies, GAAP, or both, in each case, from that as in effect as of the date of this Agreement, or

                  (b)  any  other   restatement   of  the  Company's   financial
                  information; or

                           (J) Steven M. Saferin  shall have  breached or failed
                  to perform any of his covenants or agreements under the terms of the Stock Purchase Agreement or the Employment Agreement (or prospectively shall be unable to perform, whether as a result of death, disability or otherwise, their obligations thereunder, or shall have indicated his intention to refuse to perform their obligations thereunder), or breached any of his representations and warranties in any of such agreements, or if any of such agreements shall not be valid, binding and enforceable, except for such breaches or failures or failures to be valid, binding and enforceable that do not materially and adversely affect the benefits expected to be received by Parent and Acquisition Sub under any of the Merger Agreement, the Stock Purchase Agreement or the Employment Agreement;

                           (K) The  occurrence  of a  Company  Material  Adverse
                  Effect;

                           (L) the Merger Agreement or the Offer shall have been
                  terminated in accordance with its terms.

         Consolidated Operating Income shall be determined in accordance with GAAP and for purposes of computing whether any reduction has occurred shall be compared to Consolidated Operating Income as presented in or derived from the Company's financial information as presented in or derived from the applicable quarterly or annual reports of the Company under the Exchange Act as filed with the SEC.

         The foregoing conditions are for the sole benefit of Parent and Acquisition Sub, may be asserted by Parent or Acquisition Sub regardless of the circumstances giving rise to such condition, and may be waived by Parent or Acquisition Sub in whole or in part at any time and from time to time and in the sole discretion of Parent or Acquisition Sub, subject in each case to the terms of the Merger Agreement. The failure by Parent or Acquisition Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and, each such right shall be deemed an ongoing right, which may be asserted at any time and from time to time.